Exhibit 4.4

TELEFÓNICA DE ARGENTINA S.A.,

Company,

and

THE BANK OF NEW YORK,

Trustee, Co-Registrar and

Principal Paying Agent,

BANCO RÍO DE LA PLATA S.A.,

Registrar and Argentine Paying Agent,

and

THE BANK OF NEW YORK (LUXEMBOURG) S.A.,

Luxembourg Paying and Transfer Agent

FORM OF

INDENTURE

Dated as of             , 2003

11 7/8% Notes due 2007

9 1/8% Notes due 2010

8.85% Notes due 2011

Conversion Notes due 2011

CROSS REFERENCE SHEET*

Reconciliation and tie between the Trust Indenture Act of 1939, as amended, and the Indenture, dated as of November 3, 1994.

Section of the Act	Section of Indenture
310(a)(1) and (2)	7.9
310(a)(3) and (4)	Inapplicable
310(a)(5)	7.8, 7.9
310(b)	7.8, 7.10(a), (b) and (d)
310(c)	Inapplicable
311(a)	7.13
311(b)	7.13
311(c)	Inapplicable
312(a)	5.1, 5.2(a)
312(b)	5.2(b)
312(c)	5.2(c)
313(a)	5.4(a)
313(b)	5.4(a)
313(c)	5.4(a)
313(d)	5.4(b)
314(a)	5.3
314(b)	Inapplicable
314(c)(1) and (2)	12.5
314(c)(3)	Inapplicable
314(d)	Inapplicable
314(e)	12.5
314(f)	Inapplicable
315(a), (c) and (d)	7.1
315(b)	6.10
315(e)	6.11
316(a)(1)	6.8
316(a)(2)	Not Required
316(a)(last sentence)	8.4
316(b)	6.2
316(c)	9.7
317(a)	6.2
317(b)	11.2, 11.4
318(a)	12.7

*	This Cross Reference Sheet shall not, for any purpose, be deemed to be a part of the Indenture.

v

EXHIBIT A – FORM OF CONVERSION SECURITY

EXHIBIT B – FORM OF ALL OTHER SECURITIES

THIS INDENTURE, dated as of            , 2003 between Telefónica de Argentina S.A., a sociedad anónima organized, existing and incorporated in the City of Buenos Aires (“Buenos Aires”), Argentina under the laws of the Republic of Argentina on April 23, 1990, with a term of duration expiring on July 31, 2089, and registered with the Public Registry of Commerce on July 13, 1990 under number 4535, Book 108 of Volume “A” of corporations, having its principal executive offices at Avenida Ingeniero Huergo 723, (C1107 AOH) Buenos Aires, Argentina (the “Company”), and The Bank of New York, a New York banking corporation, as Trustee (the “Trustee”), Co-Registrar (the “Co-Registrar”) and Principal Paying Agent (the “Principal Paying Agent”), Banco Río de la Plata S.A., a corporation duly organized and existing under the laws of Argentina, as Registrar (the “Registrar”) and Argentine Paying Agent (the “Argentine Paying Agent”) and The Bank of New York (Luxembourg) S.A., a corporation duly organized under the laws of Luxembourg, as Luxembourg Paying Agent (the “Luxembourg Paying Agent”, and together with the Argentine Paying Agent, the “Paying Agents”) and Luxembourg Transfer Agent (the “Luxembourg Transfer Agent”).

RECITALS OF THE COMPANY:

WHEREAS, the Company has duly authorized the creation of four separate series of securities to be known as the 11 7/8% Notes due 2007 (the “2007 Securities”), the 9 1/8% Notes due 2010 (the “2010 Securities”), the 8.85% Notes due 2011 (the “2011 Securities”) and the Conversion Notes due 2011 (the “Conversion Securities”; together with the 2007 Securities, 2010 Securities and the 2011 Securities, the “Securities”), each of substantially the tenor and amount hereinafter set forth, and to provide therefor, the Company has duly authorized the execution and delivery of this Indenture;

WHEREAS, as of March 31, 2003, the Company had a total share capital issued and authorized of Pesos 1,7406,052,429 and the Company had a net worth of Pesos 2,937 million;

WHEREAS, the corporate purpose of the Company consists of the provision of basic telecommunication services and related activities; and

WHEREAS, all necessary actions have been taken to ensure that the Securities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, will be the valid obligations of the Company and to make this Indenture a valid Indenture and agreement of the Company, in accordance with its terms.

RECITALS OF THE TRUSTEE:

WHEREAS, the Trustee has agreed to act as trustee under this Indenture on the following terms and conditions;

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed for the equal and proportionate benefit of all Holders from time to time of the Securities or of a series thereof as follows:

ARTICLE ONE

DEFINITIONS

SECTION 1.1    Definitions.    For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles (whether or not such is indicated herein), and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in Argentina at the date of such computation; and

(4) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

“Additional Amounts” means additional amounts as may be necessary in order that the net amounts receivable by each Holder after any withholding or deduction in respect of any Taxes shall equal the respective amounts of principal and interest which would have been receivable in respect of the Securities in the absence of such withholding or deduction.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person.

“Argentina” means the Republic of Argentina.

“Argentine GAAP” means generally accepted accounting principles as applied in Argentina.

“Argentine Government” means the Government of Argentina.

“Argentine Paying Agent” means the Person named as the “Argentine Paying Agent” in the first paragraph of this Indenture, and any successor Argentine Paying Agent.

“Argentine Representative” means the office of the Trustee in Argentina, or a Person named by the Trustee as its authorized representative with offices in Argentina, which on the date hereof is Banco Río de la Plata S.A.,            , Buenos Aires, Argentina, appointed solely for the purpose of receiving notices from the CNV and the Holders.

“Assets” means, with respect to any Person, all the tangible and intangible assets (including, without limitation, any rights against third parties for the payment of monies and receipt of goods and services) of such Person.

“Attributable Debt” means, as to any lease that is the subject of any Sale and Leaseback Transaction, at the date of determination, the present value, discounted at a rate per annum equal to 11 7/8% so long as the 2007 Securities remain outstanding, thereafter at a rate per annum equal to 9 1/8% so long as the 2010 Securities remain outstanding and thereafter at a rate equal to 8.85%, compounded annually, of the total net amount of rent required to be paid under such lease during the remaining term thereof, including renewal terms at the option of the lessor (excluding amounts on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges and contingent rents).

“Authenticating Agent” means any Person authorized by the Trustee to act on behalf of the Trustee to authenticate the Securities.

“Authorized Officers” means a member of the Supervisory Committee of the Company and any Director of the Company along with such other officers of the Company as may be duly authorized to take actions under this Indenture and the Securities.

“Average Reference Spot Exchange Rate” means the average spot exchange rate between the Peso and the U.S. Dollar during the Calculation Period using the closing spot exchange rate between the Peso and the U.S. Dollar quoted by the Central Bank of Argentina.

“Board of Directors” means either the board of directors of the Company or any duly authorized committee of that board.

“Board Resolution” means a copy of a resolution certified by the Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Bonex” means Bonos Globales Externos of Argentina of any series.

“Business Day” means a day on which banks are open for business and carrying out transactions in U.S. Dollars in The City of New York, except that, with respect to any date on which a payment is made in respect of the Securities by a Paying Agent located outside The City of New York, a day on which banks are open for business and carrying out transactions in U.S. Dollars in the city of the Paying Agent effecting such payment.

“Calculation Period” means the last five available Trading Days ending on or prior to July 30, 2004.

“Certificated Security” means any certificated Security in fully registered definitive form.

“CNV” means the Comisión Nacional de Valores, the Argentine National Securities Commission.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture and thereafter “Company” shall mean such successor Person.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by its President or any of its General Directors and delivered to the Trustee.

“Company’s successor corporation” means any corporation formed by any merger or consolidation described in Section 10.1 with the Company or the Person which acquires by conveyance or transfer, or which leases, the Properties of the Company substantially as an entirety.

“control” of a company by another means that the other (whether directly or indirectly and whether by the ownership of share capital, the possession of voting power, contract or otherwise) has the power to appoint and/or remove the majority of the members of the Board of Directors or other governing body of that company or otherwise controls or has the power to control the affairs and policies of that company, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Conversion Securities” has the meaning set forth in the first recital of the Indenture.

“Co-Registrar” means the Person named as Co-Registrar in the first paragraph of this Indenture.

“Corporate Trust Office” means the office of the Trustee in New York, New York at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office at the date of execution of this Indenture is located at 101 Barclay Street, New York, New York 10286, Attention: Corporate Trust Department.

“Corporation” means a sociedad anónima, corporation, association, company or business trust.

“Currency Conversion Agent” means The Bank of New York, as Currency Conversion Agent for the Conversion Securities, appointed pursuant to the Currency Conversion Agent Agreement dated as of            , 2003.

“Default” means any event which is, or after notice or lapse of time or both would become, an Event of Default.

“Depository” means, when used with respect to each series of Securities issuable or issued in whole or in part in the form of one or more Global Securities, the Person designated as depositary by the Company pursuant to Section 3.5 which must be a clearing agency registered under the Exchange Act.

“DTC” means The Depository Trust Company.

“Event of Default” means any of the events specified in Section 6.1.

“Exchange Act” refers to the Securities Exchange Act of 1934 as it may be amended and any successor act thereto.

“Existing Securities” means the Company’s 11 7/8% Notes due 2004 and the Company’s 9 1/8% Notes due 2008.

“Global Security” means, with respect to each series of Securities, one or more global securities representing such series of Securities.

“Governmental Agency” means any public legal entity or public agency of Argentina, created by any competent authority, or any other legal entity now existing or hereafter created, or now or hereafter owned or controlled, directly or indirectly, by any public legal entity or public agency of Argentina.

“Gross Revenues” means, with respect to any Person, all revenues of that Person as set out in its most recent statement of income.

“Holder”, “holder of Securities” or any other similar term means a Person in whose name a Security is registered in the Register.

“Indebtedness” means any present or future obligation (actual or contingent), for the payment or repayment of money which has been borrowed or raised, including obligations which may arise under a guarantee or indemnity or other similar obligation.

“Indenture” means this instrument as originally executed (including all exhibits and schedules hereto) or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

“Interest Payment Date” means, when used with respect to any series of Securities, the Stated Maturity of an installment of interest on such Securities.

“License” means the license to provide basic telephone service in Argentina granted to the Company by the National Executive Power, as amended or modified from time to time after the date hereof.

“Lien” means any mortgage, pledge, lien, security interest, charge or other encumbrance or preferential arrangement having the effect of constituting a security interest including, without limitation, any equivalent created or arising under the laws of any country where the Company owns Property.

“Luxembourg Paying Agent” means the Person named as the “Luxembourg Paying Agent” in the first paragraph of this Indenture, and any successor Luxembourg Paying Agent.

“Luxembourg Transfer Agent” means the Person named as the “Luxembourg Transfer Agent” in the first paragraph of this Indenture, and any successor Luxembourg Transfer Agent.

“Material Subsidiary” means, at any relevant time, a Subsidiary of the Company (a) whose total Assets, Net Worth or Gross Revenues (or, where the Subsidiary in question prepares consolidated accounts, whose total consolidated Assets, Net Worth or consolidated Gross Revenues, as the case may be) attributable to the Company represent not less than 10% of the total consolidated Assets, consolidated Net Worth or the consolidated Gross Revenues of the Company, all as calculated by reference to the then latest annual accounts (or consolidated accounts as the case may be) of such Subsidiary and the then latest consolidated annual audited accounts of the Company and its consolidated Subsidiaries; or (b) to which is transferred all or substantially all the assets and undertakings of a Subsidiary which immediately prior to such transfer is a Material Subsidiary.

“Maturity”, when used with respect to any series of Securities, means the date on which the principal of such Securities becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Negotiable Obligations Law” means Argentine Law No. 23,576, as amended.

“Net Worth” means at any date the total shareholder’s equity (including capital stock, additional paid-in capital and retained earnings after deducting any capital stock of the Company that is issued but not outstanding) which would appear on a consolidated balance sheet of any corporation prepared as of such date in accordance with Argentine GAAP.

“Officers’ Certificate” means a certificate signed by (i) the President and any Director or by any two Directors of the Company and (ii) by the Controller or the Secretary of the Company and delivered to the Trustee.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Company, and who shall be acceptable to the Trustee.

“Outstanding”, when used with respect to Securities of any series, means, as of the date of determination, all such Securities theretofore authenticated and delivered under this Indenture, except:

(i)    Securities of such series theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(ii)    Securities of such series, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(iii)    Securities of such series which have been duly defeased pursuant to Section 14.2 hereof; and

(iv)    Securities of such series which have been paid pursuant to Section 3.10 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether the holders of the requisite principal amount of such Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities of such series owned by the Company or any other obligor upon the Securities or any Subsidiary or Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Subsidiary or Affiliate of the Company or of such other obligor.

“Participants” means institutions that have accounts with the Depository or its nominee.

“Paying Agents” means the Principal Paying Agent, the Argentine Paying Agent, and, for so long as the Securities of any series are listed on the Luxembourg Stock Exchange, the Luxembourg Paying Agent, named in the first paragraph of this Indenture, any successor thereof, and any other Person authorized by the Company to pay the principal of or interest on any Securities on behalf of the Company.

“Permitted Lien” means any Lien:

(i)    existing at the date of this Indenture;

(ii)    created to secure all or any part of the purchase price, or to secure Indebtedness incurred or assumed to pay all or any part of the purchase price, of Property acquired by the Company or, as the case may be, any Material Subsidiary after the date of this Indenture; provided that any such Lien shall be confined solely to the Property so acquired;

(iii)    created by the Company or any of its Material Subsidiaries or any successor in business of a Material Subsidiary by the pledge or assignment of current or future accounts receivable due from non-Argentine telecommunications carriers and administrators for connection to the Argentine telephone network and created to secure Indebtedness incurred solely for purposes of financing the acquisition, construction or installation of fixed Assets of the Company or any Material Subsidiary, which Indebtedness shall not at any time be greater than U.S.$60,000,000 or its equivalent in other currencies;

(iv)    created to secure an extension or refinancing of the Indebtedness for which that Lien was originally created; provided that (A) the Lien is created over (1) the original Asset secured or (2) a substituted Asset (x) of a similar class or nature to the original Asset secured and (y) having no more than the market value of the original Asset secured not later than 15 days prior to such substitution, to be evidenced in the case of (x) and (y) by the delivery by the Company to the Trustee of an Officers’ Certificate, and in the case of (y) by the delivery of the Company to the Trustee of an opinion of independent auditors of recognized international standing to the effect that the substituted Asset has such value, and (B) the principal, capital or nominal amount of the relevant Indebtedness secured by the Lien as at the date on which the original Indebtedness was incurred is not increased;

(v)    arising by operation of law; or

(vi)    granted in circumstances where, immediately after the granting of the Lien, the aggregate Indebtedness of the Company and its Material Subsidiaries secured by Liens on any of their Property then outstanding (excluding any Liens referred to in paragraphs (i), (ii), (iii), (iv) and (v) of this subsection 4.5(b)) would not exceed U.S.$30,000,000 or its equivalent in other currencies.

“Person” means any individual, corporation, partnership, association, trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Personal Assets Tax” has the meaning set forth in Section 13.2 hereof.

“Personal Assets Tax Law” has the meaning set forth in Section 13.2 hereof.

“Pesos” means pesos of Argentina.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.10 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“Principal Paying Agent” means the Person named as the “Principal Paying Agent” in the first paragraph of this Indenture, and any successor Principal Paying Agent.

“Property” means, with respect to any Person, any asset, revenue or any other property, whether tangible or intangible, real or personal (including, without limitation, any right to receive income), owned directly by such Person.

“Redemption Date”, when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price”, when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Register” means the books for the exchange, registration and registration of transfer of Securities.

“Registrar” means the Person named as Registrar in the first paragraph of this Indenture.

“Regular Record Date” for the interest payable on any Interest Payment Date means the April 15 or October 15 for the 2007 Securities, the April 24 or October 24 for the 2010 Securities, and the January 15 or July 15 for the 2011 Securities and Conversion Securities (in each case, whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

“Relevant Date” means whichever is the later of (i) the date on which a payment under the Securities first becomes due and (ii) if the full amount so payable has not been received in The City of New York by the Principal Paying Agent on or prior to such due date, the date on which, the full amount having been so received, notice to that effect shall have been given to the Holders.

“Responsible Officer”, when used with respect to the Trustee, means any officer within the Corporate Trust Administration Group (or any successor group) of the Trustee including, without limitation, any vice president, any assistant secretary, any assistant treasurer, and any trust officer or assistant, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Sale and Leaseback Transaction” means, with respect to the Company or any Material Subsidiary, any transaction or series of related transactions (excluding, however, any such transaction between the Company and a Material Subsidiary or between any two Material Subsidiaries) pursuant to which the Company or any Material Subsidiary sells or transfers any Property in connection with the leasing, or the resale against installment payments, or as part of an arrangement involving the leasing or resale against installment payments, of such Property to the seller or transferor.

“Securities Act” refers to the Securities Act of 1933, as amended, and as it may be amended and any successor act thereto.

“Security” or “Securities” has the meaning set forth in the first recital of this Indenture, or, as the case may be, Securities that have been authenticated and delivered under this Indenture.

“Special Record Date” means a date fixed by the Trustee for the payment of defaulted interest.

“Stated Maturity”, when used with respect to any Security or any installment of interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable.

“Subsidiary” means any corporation, partnership, joint venture, trust or estate or other entity of which (or in which) more than 50% of: (i) the outstanding Voting Stock, (ii) the interest in the capital or profits of such partnership or joint venture, or (iii) the beneficial interest of such trust or estate, is at the time directly or indirectly owned by the Company, by the Company and one or more other Subsidiaries, or by one or more other Subsidiaries.

“Supervisory Committee” means the committee of statutory auditors appointed by the shareholders of the Company.

“Tangible Assets” means, for any Person, the total Assets of such Person determined in accordance with Argentine GAAP consistent with those applied in the preparation of the Company’s annual audited financial statements; excluding, however, from such determination (i) goodwill, organizational expenses, research and development expenses, trademarks, trade names, copyrights, patents, patent applications, licenses and rights in any thereof, and other similar intangibles and (ii) any items not included in clause (i) above which are treated as intangibles in conformity with Argentine GAAP.

“Taxes” means any present or future taxes, duties, levies, or other governmental charges of whatsoever nature.

“Transfer Agent” means any Person authorized by the Company to effectuate the exchange or transfer of any Security on behalf of the Company hereunder.

“Trading Days” means any Business Day on which the foreign currency markets are open in Buenos Aires, Argentina and on which the Central Bank of Argentina makes available closing exchange rates between the Peso and U.S. Dollar.

“Trust Indenture Act” means the Trust Indenture Act of 1939 as in force at the date as of which this Indenture was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.

“2007 Securities” has the meaning set forth in the first recital of the Indenture.

“2010 Securities” has the meaning set forth in the first recital of the Indenture.

“2011 Securities” has the meaning set forth in the first recital of the Indenture.

“U.S. Dollars”, “United States Dollars”, “U.S.$” and the symbol “$” each mean dollars of the United States of America.

“U.S. GAAP” means United States generally accepted accounting principles.

“U.S. Government Obligations” means securities that are (x) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act ) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

“Vice President”, when used with respect to the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president”.

“Voting Stock”, when used with reference to a Subsidiary, means stock of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such corporation; provided that, for the purposes hereof, stock which carries only the right to vote conditionally on the happening of an event shall not be considered Voting Stock whether or not such event shall have happened.

ARTICLE TWO

SECURITY FORMS

SECTION 2.1 Forms Generally.    The Conversion Securities shall be in substantially the form set forth in Exhibit A to this Indenture and all other series of Securities issued under this Indenture shall be in substantially the form set forth in Exhibit B to this

Indenture (whether represented by the Global Security or by Certificated Securities), and the Trustee’s certificate of authentication shall be in substantially the form set forth in Section 2.2 of this Indenture, each with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities.

The definitive Securities shall be printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner permitted by the rules under any applicable securities laws or of any securities exchange on which the Securities may be listed and subject to the prior approval of the CNV where applicable, all as determined by the Board of Directors.

SECTION 2.2    Form of Trustee’s Certificate of Authentication.    This is one of the Securities referred to in the within-mentioned Indenture.

Dated:

THE BANK OF NEW YORK, as Trustee

By:
Authorized Signatory

ARTICLE THREE

THE SECURITIES

SECTION 3.1    Title and Terms.    (a)    The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is limited to U.S.$         for the 2007 Securities, U.S.$        million for the 2010 Securities, U.S.$        million for the 2011 Securities and Ps.            million (or its equivalent in U.S. Dollars when the outstanding principal amount of the Conversion Securities are converted into U.S. Dollars in accordance with Section 3.2 of this Indenture) for the Conversion Securities, except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 3.9, 3.10 or 9.6 hereof.

(b)    The Stated Maturity of the 2007 Securities shall be November 1, 2007, and they shall bear interest at the rate of 11 7/8% per annum, from            , 2003 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, payable semiannually in arrears on November 1 and May 1, commencing November 1, 2003, until the principal thereof is paid or made available for payment. The Stated Maturity of the 2010 Securities shall be November 7, 2010, and they shall bear interest at the rate of 9 1/8% per annum, from            , 2003 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, payable semiannually in arrears on November 7 and May 7, commencing November 7, 2003, until the principal thereof is paid or made available for payment.

(c)    The Stated Maturity of the 2011 Securities and Conversion Securities shall be August 1, 2011. The 2011 Securities shall bear interest at the rate of 8.85% per annum, from            , 2003 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be. The Conversion Securities shall bear interest at the rate of 10 3/8% per annum from            , 2003 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, to, but not including, August 1, 2004, and thereafter at the rate of 8.85% per annum, from August 1, 2004 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be. Interest on the 2011 Securities and Conversion Securities shall be payable semiannually in arrears on February 1 and August 1, commencing February 1, 2004, until the principal thereof is paid or made available for payment.

(d)    The Securities will constitute the direct, unsecured and unconditional obligations of the Company and will rank pari passu without any preference among themselves. The payment obligations of the Company under the Securities will, other than in the case of certain obligations granted preferential treatment pursuant to Argentine law, at all times rank at least equally in priority of payment with all other present and future unsecured and unsubordinated obligations of the Company from time to time outstanding.

(e)    The principal of and interest and Additional Amounts, if any, on the Securities shall be payable at the Corporate Trust Office of the Principal Paying Agent in The City of New York, at the office of Banco Río de la Plata S.A. in Buenos Aires and, for so long as any series of Securities is listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require, at the offices of the Luxembourg Paying Agent in Luxembourg and, subject to any fiscal or other laws and regulations applicable thereto, at the specified offices of any other Paying Agent appointed by the Company for such purpose. Payments in respect of principal of the Securities shall be made against surrender of the Securities. Payments in respect of interest on each Interest Payment Date with respect to the Securities shall be made by check in the relevant currency drawn on a bank in the City of New York or the City of Buenos Aires mailed to the address of the Person entitled thereto as such address shall appear in the Register or, in the case of a registered holder of at least U.S.$1,000,000 principal amount of Securities (or in the case of the Conversion Securities when such are denominated in pesos, the Peso equivalent thereof) by wire transfer to a U.S. Dollar or Peso account maintained by the payee with a bank in the United States or in Argentina; provided that the registered holder so elects by giving written notice to such effect designating such account, which is received by the Trustee and a Paying Agent no later than the Regular Record Date immediately preceding such Interest Payment Date. Unless such designation is revoked, any such designation made by such Holder with respect to such Securities shall remain in effect with respect to any future payments with respect to such Securities payable to such Holder. The Company shall pay any administrative costs imposed by banks in connection with making payments by wire transfer.

(f)    (i)     With respect to Conversion Securities when such Securities are denominated in Pesos, on or before 12:00 noon, Buenos Aires time, two Business Days prior to each date on which a payment of principal (if any) or interest or Additional Amounts is due, the Company will deposit in Pesos in a bank account designated by the Trustee the aggregate amount of principal and interest due on such date with respect to the relevant Conversion Securities. The U.S. Dollar amount to be received by Holders not electing to receive payment in Pesos will be the amount of Pesos received by the Trustee with respect to such Conversion Securities from the Company converted by the Exchange Rate Agent to U.S. Dollars, after the deduction of applicable taxes and expenses.

(ii)     In the case of Conversion Securities when such Conversion Securities are denominated in Pesos where the Holder thereof has elected to receive payment in U.S. Dollars, payments of interest, principal (if any) and Additional Amounts (if any), in respect of a Global Security shall be made to DTC or its nominee as the registered Holder of such Conversion Security.

(iii)     Two Business Days prior to each date on which a payment of principal (if any) or interest is due on or before 12:00 noon, Buenos Aires time, in respect of any Global Security representing Conversion Securities when such Conversion Securities are denominated in Pesos, the Company will deposit in a bank account designated by the Trustee in Pesos the aggregate amount of principal and interest due on such payment date on the Conversion Securities represented by such Global Security. Thereafter, the Trustee will arrange with the Exchange Rate Agent for the conversion into U.S. Dollars of such aggregate amount after the deduction of applicable taxes and expenses and any portion of the amount as to which the beneficial owners of Securities represented by such Global Security have elected to receive payment in Pesos thereof in accordance with the procedures provided below. The Trustee, as Paying Agent, will deliver to DTC such U.S. Dollar amount in same day funds for payment through DTC’s settlement system.

(iv)     Unless a Holder of Conversion Securities has notified the Company in writing and the Trustee prior to the date hereof that such Holder has elected to receive payments of interest and principal (if any) on the Conversion Securities (when such Securities are denominated in Pesos) in U.S. Dollars, a Holder of Conversion Securities will receive payments of interest and principal on the Coversion Securities in Pesos. If a Holder of Conversion Securities (when such Securities are denominated in Pesos) initially elects to receive payments on the Conversion Securities in U.S. Dollars but thereafter elects to receive all or a portion of such payment in Pesos, such Holder must notify in writing the DTC participant through which its interest is held on or prior to the applicable Regular Record Date of such Holder’s election to receive all or a portion of such payment in Pesos. Such DTC participant must notify in writing DTC thereof on or prior to the date which is the third Business Day after the Regular Record Date. If complete written instructions are received by a DTC participant from the relevant Holder and forwarded by the DTC participant to DTC on or prior to such dates, and, if DTC subsequently notifies in writing the Trustee by facsimile transmission (promptly confirmed in writing) of such instructions with appropriate wire transfer instructions on the Business Day immediately succeeding any such date, the Holder will receive payments in Pesos.

(g)    All payments of interest and principal on the Conversion Securities due after August 1, 2004 shall be paid only in U.S. Dollars through DTC if such Conversion Securities are represented by a Global Security or shall be paid in U.S. Dollars as otherwise provided for in this Section 3.1 and Section 3.7.

(h)    In the event of any foreign exchange restriction or prohibition in Argentina, any and all payments in respect of the Securities shall be made, to the extent permitted by such restriction or prohibition, in U.S. Dollars through (i) the sale of Bonex or of any other public or private bond issued in U.S. Dollars in Argentina or (ii) any other legal mechanism for the acquisition of U.S. Dollars in any exchange market. All costs, including any taxes, relative to such operations to obtain U.S. Dollars shall be borne by the Company.

(i)    All payments in respect of the Securities, including, without limitation, payments of principal and interest, shall be made by the Company without withholding or deduction for or on account of any Taxes in effect on the date of this Indenture or imposed or levied in the future by or on behalf of Argentina or any political subdivision or authority thereof having power to tax, unless the Company is compelled by law to deduct or withhold such Taxes. In such event, the Company shall make such withholding, make payment of the amount so withheld to the appropriate governmental authority and forthwith pay such Additional Amounts as may be necessary to ensure that the net amounts receivable by the Holders after any withholding or deduction in respect of such tax or liability shall equal the respective amounts of principal and interest which would have been receivable in respect of the Securities in the absence of such withholding or deduction; except that no such Additional Amounts shall be payable:

(i)    to or on behalf of a Holder or beneficial owner of any Security that is liable for Taxes with respect to such Security by reason of having some present or former connection with Argentina (or any political subdivision or taxing authority thereof or therein) other than solely by reason of the holding or owning of such Security or the receipt of income or any payments in respect thereof;

(ii)    to or on behalf of a Holder in respect of Taxes that would not have been imposed but for the failure of such Holder to present a Security for payment, where presentation is required, more than 30 days after the Relevant Date, except to the extent that the Holder would have been entitled to an Additional Amount on presenting the same for payment on such 30th day;

(iii)    with respect to any estate, inheritance, gift, sales, transfer, personal property tax or any similar tax, assessment or governmental charge;

(iv)    with respect to any Personal Assets Tax;

(v)    with respect to any tax, assessment, or other governmental charge which is payable otherwise than by deduction or withholding from payments of principal of, or interest on, such Security;

(vi)    with respect to any taxes, duties, assessments or other governmental charges that would not have been imposed but for the failure of the Holder to comply with any certification, identification, information, documentation or other reporting requirement (within 30 days following a written request from the Company to the Holder for compliance) to the extent such compliance is required by law, regulation, administrative practice or an applicable treaty, as a precondition to exemption from, or reduction in the rate of deduction or withholding of, such taxes; or

(vii)    with respect to any payment of principal of or interest on the Securities to any Holder who is a fiduciary or partnership or person other than the sole beneficial owner of such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner of such payment would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the Holder of such Securities.

(j)    Whenever in this Indenture there is a reference, in any context, to the payment of the principal of or interest on, or in respect of, any Security, such payment shall be deemed to include the payment of Additional Amounts provided for in this Section to the extent that, in such context, Additional Amounts are, were or would be payable in respect of such payment pursuant to the provisions of such Section, and the express mention of the payment of Additional Amounts (if applicable) in any provision hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.

(k)    The Company shall pay any stamp, issue, registration, documentary or other similar taxes and duties, including interest and penalties, payable in Argentina or the United States or any political subdivision thereof or taxing authority of or in the foregoing in respect of the creation, issue and offering of the Securities.

(l)    At least ten (10) Business Days prior to each Interest Payment Date, any Redemption Date or the Maturity of the Securities, the Company shall furnish to the Principal Paying Agent and each other Paying Agent to whom the Company has provided funds directly pursuant to Section 3.6 hereof a certificate of an Authorized Officer specifying the amount required to be deducted or withheld on payments of principal of or interest on the Securities due on such date of payment for or on account of any Taxes and certifying that such amount will be withheld and paid by the Company. The Company covenants to indemnify the Principal Paying Agent and the other Paying Agents for, and to hold each harmless against, any loss, liability or expense reasonably incurred without negligence, bad faith or willful misconduct on their part, arising out of or in connection with actions taken or not taken by any of them in reliance on any certificate furnished to them pursuant to this paragraph or the failure to furnish any such certificate. The obligations of the Company under the preceding sentence shall survive payment of all the Securities, the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee, Registrar, Co-Registrar or any Paying Agent.

Any certificate required by this Section to be provided to the Principal Paying Agent and any other Paying Agent shall be deemed to be duly provided if telecopied to the Principal Paying Agent and such other Paying Agent. Upon request, the Company shall provide the Principal Paying Agent with documentation reasonably satisfactory to the Principal Paying Agent evidencing the payment of Taxes in respect of which the Company has paid any

Additional Amounts. Copies of such documentation shall be made available to the Holders or the other Paying Agents, as applicable, upon request therefor.

(m)    The Securities shall be subject to redemption for tax reasons and for changes in the Personal Assets Tax as provided in Article Thirteen, and shall be subject to defeasance at the option of the Company as provided in Article Fourteen.

(n)    The Company shall, for so long as any series of Securities is listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require, maintain paying agent in Luxembourg. Payments on the Securities shall initially be made through the Principal Paying Agent. If any payments were made through the Luxembourg Paying Agent and such payments were subject to a withholding tax imposed by any jurisdiction other than Argentina, the Company shall not be required to pay a holder Additional Amounts in respect of such withholding tax.

SECTION 3.2    Currency Conversion    (a)    The Conversion Securities will be initially denominated in Pesos until August 1, 2004. Thereafter, the Conversion Securities will be converted into U.S. Dollars. The aggregate principal amount of the Conversion Securities shall be converted from Pesos into U.S. Dollars at the Average Reference Spot Exchange Rate during the Calculation Period.

(b)    The Company shall provide the Currency Conversion Agent with an Officers’ Certificate prior to the close of business on July 30, 2004 certifying the Average Spot Exchange Rate during the Calculation Period in order for the Currency Conversion Agent to make the exchange rate calculation.

(c)    The Currency Conversion Agent shall make the exchange rate calculation in respect of each Global Security representing the Conversion Securities and will thereafter notify the Trustee in writing with respect to the aggregate principal amount in U.S. Dollars of each Global Security representing the Conversion Securities. The Currency Conversion Agent shall convert, on a DTC participant basis, the outstanding principal amount of Conversion Securities denominated in Pesos into U.S. Dollars. The minimum denomination of the Conversion Securities after conversion into U.S. Dollars shall be U.S.$1 and integral multiples thereof. Any fractional principal amount owed to any Holder after conversion shall be disregarded and deemed cancelled.

(d)    On August 1, 2004, the Trustee shall make an annotation on each Global Security representing the Conversion Securities as to the outstanding principal amount of such Global Security in U.S. Dollars. The principal amount and the payment currency shall thereafter be fixed until the Maturity of the Conversion Securities.

SECTION 3.3    Authentication, Delivery and Date of Securities.    At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities; and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities as in this Indenture provided and not otherwise.

Each Security shall be dated the date of its authentication.

SECTION 3.4    Execution of Securities.    All Securities shall be executed manually or by facsimile on behalf of the Company by a member of the Supervisory Committee of the Company and by a Director of the Company. The Securities may also have such additional provisions, omissions, variations or substitutions as are not inconsistent with the provisions of this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with this Indenture, any law or any rules made pursuant thereto or with the rules of any securities exchange, Governmental Agency or depositary thereof or as may, consistently herewith, be determined by the Authorized Officers executing such Securities, as conclusively evidenced by their execution of such Securities. All Securities shall be otherwise substantially identical except as to denomination and as provided herein.

SECTION 3.5    Certificate of Authentication.    Only such Securities as shall bear thereon a certificate of authentication substantially in the form provided for herein, executed by the Trustee by the manual signature of one of its authorized signatories, shall be entitled to any benefits under this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee upon any Security executed by the Company shall be conclusive evidence that the Security so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

SECTION 3.6    Denomination and Registration; Book Entry System; Certificated Securities.    Each series of Securities (including any Global Security) shall be issuable only in registered form without coupons and only in denominations of U.S.$1,000 or any integral multiple of U.S.$1,000 above such amount except that the Conversion Securities will be initially issued in denominations of Ps.1 or any integral multiple of Ps.1, subject to the currency conversion provisions set forth in Section 3.2 of this Indenture. No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Initially, each series of Securities shall be represented by one or more Global Securities, which shall be deposited with, or on behalf of, DTC, as Depository and shall be registered in the name of the nominee of the Depository.

All payments on the Global Security will be made to the Depository or its nominee, as the case may be, as the registered owner and holder of such Global Security and the Company will be fully discharged by payment to DTC from any responsibility or liability in respect of each amount so paid. Upon receipt of any such payment in respect of the Global Security, DTC will credit Participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of DTC.

Unless and until it is exchanged in whole or in part for Certificated Securities in definitive form, the Global Security may not be transferred except as a whole by the Depository to another nominee of the Depository or to a successor of the Depository or a nominee of such successor.

Owners of beneficial interests in Global Securities shall be entitled or required, as the case may be, under the circumstances described in this Section 3.5, to receive physical delivery of Certificated Securities. The Securities shall not be issuable in bearer form.

Beneficial interests in the Global Security shall be exchangeable or transferable, as the case may be, for Certificated Securities only if (i) the Depository notifies the Company or the Trustee in writing that it is unwilling or unable to continue as depository for such Global Security, or the Depository ceases to be a “Clearing Agency” registered under the Exchange Act at a time when it is required to be, and a successor depository is not appointed by the Company within ninety (90) days after receiving such notice or becoming aware that the Depository is no longer so registered, or (ii) an Event of Default with respect to the Securities of any series has occurred and is continuing and Holders who are Participants and hold more than 25% in aggregate principal amount of the Securities of any series at the time Outstanding represented by the Global Security advise the Trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) with respect to such Global Note is no longer required. Upon the occurrence of such an event, the Company shall cause the appropriate Certificated Securities to be delivered to the owners of beneficial interests in the Global Security. Certificated Securities shall be exchangeable or transferable for interests in other Certificated Securities as described in Section 3.9 hereof.

SECTION 3.7    Payment of Interest; Interest Rights Preserved.    The person in whose name any Security is registered at the close of business on any Regular Record Date shall be entitled to receive the interest, if any, payable on such Interest Payment Date notwithstanding any transfer or exchange of such Security subsequent to the record date and prior to such interest payment date, except if and to the extent the Company shall default in the payment of the interest due on such Interest Payment Date, in which case such defaulted interest shall be paid to the persons in whose names Outstanding Securities are registered at the close of business on a subsequent record date (which shall be not less than five Business Days prior to the date of payment of such defaulted interest) established by notice given by mail by or on behalf of the Company to the Holders not less than fifteen (15) days preceding such subsequent record date.

The Company shall provide to the Principal Paying Agent in funds available on the day prior to each date on which a payment of principal of or any interest on the Securities shall become due, as set forth in the text of the Securities, such amount in U.S. Dollars as is necessary to make such payment, and the Company hereby authorizes and directs the Principal Paying Agent from funds so provided to it to make or cause to be made payment of the principal of and any interest, as the case may be, on the Securities as set forth in this Indenture and in the text of said Securities. The Principal Paying Agent shall arrange directly with any other Paying Agent who may have been appointed by the Company pursuant to the provisions of this Indenture for the payment from funds so paid by the Company to the Principal Paying Agent of the principal of and any interest on the Securities as set forth herein and in the text of said Securities. Notwithstanding the foregoing, the Company may provide directly to another Paying Agent funds for the payment of the principal of or any interest on any of the Securities pursuant to an agreement with respect to such funds containing substantially the same terms and conditions set forth in this Section 3.7, and the Principal Paying Agent shall have no responsibility with respect to any funds so provided by the Company to any such other Paying Agent.

Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

SECTION 3.8    Computation of Interest.    Interest on the Securities shall be computed on the basis of a 360-day year consisting of twelve (12) months of thirty (30) days each and, in the case of an incomplete month, the number of days actually elapsed.

SECTION 3.9    Registration of Transfer and Exchange.    Subject to any applicable laws and such reasonable regulations as it may prescribe, the Registrar has agreed to keep the Register at its registered offices in Buenos Aires, Argentina set forth in Section 12.4 hereof for the registration of ownership, exchange, and transfer of the Securities. The Co-Registrar shall also maintain a record of all registrations of ownership, exchange and transfer of Securities. The Co-Registrar shall give prompt written notice to the Registrar and the Registrar likewise has agreed to give prompt written notice to the Co-Registrar of any registration of ownership, exchange or transfer of Securities. Included in the books and records for the Securities shall be notations as to whether such Securities have been paid, exchanged or transferred and cancelled or lost, stolen, mutilated or destroyed and whether such Securities have been replaced. In the case of the replacement of any of the Securities, the Registrar has agreed to, and the Co-Registrar shall, keep a record of the Security so replaced and the Security issued in replacement thereof. In the case of the cancellation of any of the Securities, the Registrar has agreed to, and the Co-Registrar shall, keep a record of the Security so cancelled and the date on which such Security was cancelled. The costs and expenses of effecting any exchange or registration of transfer except for the expense of delivery by other than regular mail (if any) and except for the payment of a sum sufficient to cover any tax or other governmental charges or insurance charges that may be imposed with respect thereto shall be borne by the Company.

Upon presentation for exchange or transfer of any Security at the office of either the Registrar or the Co-Registrar or, for so long as any series of Securities is listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require, the Luxembourg Transfer Agent accompanied by a written instrument of exchange or transfer in a form approved by the Company and the Registrar or Co-Registrar, as the case may be, executed by the registered Holder or his attorney-in-fact duly authorized in writing, and upon completion of any certification required by the terms of this Indenture, such Security shall be exchanged or transferred upon the Register, and one or more new Securities shall be authenticated and issued in the name of the Holder (in the case of exchanges only) or the transferee, as the case may be. No exchange or transfer of a Security shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such Person in the Register. Furthermore, the exchange or transfer of any Security shall not be effective under this Indenture or the Securities unless the request for such exchange or transfer is made by the registered Holder or by a duly authorized attorney-in-fact at the office of the Registrar, the Co-Registrar or, for so long as any series of Securities is listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require, the Luxembourg Transfer Agent.

Certificated Securities may be exchanged or transferred in whole or in part for other Certificated Securities of any authorized denominations and of a like tenor and aggregate principal amount by surrendering such Certificated Securities at the office of the Registrar or Co-Registrar with a written instrument of transfer as provided in this Indenture.

SECTION 3.10    Mutilated, Defaced, Destroyed, Lost and Stolen Securities.    If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company and the Trustee (i) evidence to the Company’s satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 3.11    Cancellation of Securities; Destruction Thereof.    All Securities surrendered for payment, redemption, registration of transfer or exchange if surrendered to the Company or any agent of the Company shall be delivered to the Trustee for cancellation or, if surrendered to the Trustee, shall be cancelled by it. No Securities shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall deliver cancelled Securities to the Company. If the Company shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are delivered to the Trustee for cancellation.

SECTION 3.12    Persons Deemed Owners.    Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and interest and Additional Amounts, if any, on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

SECTION 3.13    CUSIP Numbers.    The Company in issuing the Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.

ARTICLE FOUR

COVENANTS

SECTION 4.1    Payment of Principal and Interest.    With respect to each series of Securities, the Company shall duly and punctually pay the principal of and interest and Additional Amounts, if any, on the Securities in accordance with the terms of the Securities and this Indenture.

SECTION 4.2    Maintenance of Office or Agency.    The Company shall maintain in each of Buenos Aires, Argentina, the Borough of Manhattan, The City of New York, and for so long as any series of Securities is listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require, in Luxembourg an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies (in or outside the Borough of Manhattan, The City of New York) where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each of Buenos Aires, the Borough of Manhattan, The City of New York, and, for so long as any series of Securities is listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require, in Luxembourg for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 4.3    Maintenance of Existence and Properties.    The Company shall, and shall cause each of its Material Subsidiaries to, (a) maintain in effect its corporate existence and all registrations necessary therefor (except as otherwise permitted by Section 4.10 hereof) and (b) take all actions to maintain all rights, privileges, titles to property, franchises and the like necessary or desirable in the normal conduct of its business, activities or operations and (c) keep all its property in good working order or condition with due regard to the age and condition of such property; provided, however, that this Section shall not require the Company or any Material Subsidiary to maintain any such right, privilege, title to property or franchise or to preserve the corporate existence of any Material Subsidiary, if the Board of Directors or the Shareholders’ Meeting, as the case may be, of the Company shall determine that the maintenance or preservation thereof is no longer necessary or desirable in the conduct of business of the Company and the Material Subsidiaries, taken as a whole, and that the non-maintenance or non-preservation thereof is not, and will not be, adverse in any material respect to the Holders.

SECTION 4.4    Maintenance of Insurance.    The Company shall, and shall cause each of its Material Subsidiaries to, maintain insurance in such amounts and covering such risks as is usually carried by major companies engaged in similar business and owning and/or operating Properties in the same general areas of business in which the Company owns and/or operates its Properties, subject to any applicable laws and regulations of Argentina.

SECTION 4.5    Negative Pledge.    The Company shall not, and shall not permit any of its Material Subsidiaries to, create or suffer to exist any Lien on any of its present or future Property, in each case to secure Indebtedness, unless at the same time or prior thereto the obligations of the Company under each series of Securities (i) are secured equally and ratably therewith or (ii) have the benefit of such other Lien, guarantee, indemnity or other arrangement as shall be approved by a resolution passed at a meeting of the Holders at which a quorum is present, except for any Permitted Lien.

SECTION 4.6    Sale and Leaseback Transactions.    The Company shall not, and shall not permit any of its Material Subsidiaries to, enter into, assume, guarantee or otherwise become liable with respect to any Sale and Leaseback Transaction, unless, immediately after entering into such transaction, the sum of (i) the aggregate Attributable Debt of the Company and its Material Subsidiaries then existing in respect of all Sale and Leaseback Transactions entered into after the date of this Indenture and (ii) the aggregate Indebtedness of the Company and its Material Subsidiaries secured by Permitted Liens would not exceed 15% of the Tangible Assets of the Company as reported in the most recent audited financial statements of the Company prepared in accordance with Argentine GAAP.

SECTION 4.7    Financial Statements.    The Company shall furnish or cause to be furnished to the Trustee (i) annual reports in English, which shall include a report of the

Company’s Board of Directors and annual audited financial statements prepared in conformity with Argentine GAAP, together with a reconciliation to U.S. GAAP of net income and shareholders’ equity if the Company otherwise prepares such U.S. GAAP reconciliation and (ii) quarterly reports in English which shall include unaudited interim financial information prepared in accordance with Argentine GAAP.

SECTION 4.8    Compliance with Laws and Other Agreements.    The Company shall, and shall cause each of its Material Subsidiaries to, comply with all applicable laws, rules, regulations, orders and directions of any Governmental Agency having jurisdiction over it or its business and all covenants and other obligations contained in any material agreements to which the Company or any Material Subsidiary is a party, except where the failure to so comply would not be adverse in any material respect to the Holders.

SECTION 4.9    Maintenance of Books and Records.    The Company shall, and shall cause each of its Subsidiaries to, maintain books, accounts and records in accordance with Argentine GAAP or generally accepted accounting principles in the jurisdiction where such Subsidiary is organized.

SECTION 4.10    Mergers, Consolidations, Sales and Leases.    The Company shall not, and shall not permit any of its material subsidiaries to, merge or consolidate with or into, or convey, transfer or lease (x) its or their Properties and assets substantially as an entirety or (y) the License to, any Person, unless, immediately after giving effect to such transaction, (a) no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing and (b) with respect to a merger or consolidation of the Company with or into any Person, (i) any corporation formed by any merger or consolidation with the Company or other Person which acquires by conveyance or transfer, or which leases, the Properties of the Company substantially as an entirety (the “Company’s successor corporation”) shall expressly assume (A) the due and punctual payment of the principal of and interest and Additional Amounts, if any, on all the Securities according to their terms and (B) the due and punctual performance of all of the covenants and obligations of the Company under the Securities and this Indenture and (ii) the Company’s successor corporation (except in the case of leases), if any, succeeds to and becomes substituted for the Company with the same effect as if it had been named in the Securities as the Company.

SECTION 4.11    Further Assurances.    (a)    The Company shall take any action, satisfy any condition or do anything (including the obtaining or effecting of any necessary consent, approval, authorization, exemption, filing, license, order, recording or registration) at any time required in accordance with applicable laws and regulations to be taken, fulfilled or done in order (i) to enable the Company lawfully to enter into, exercise its rights and perform and comply with its obligations hereunder and under the Securities, (ii) to ensure that those obligations are legally binding and enforceable and (iii) to make the Securities admissible in evidence in the courts of Argentina.

(b)    The Company shall, at its own cost and expense, execute and deliver to the Trustee all such documents, instruments and agreements and do all such other acts and things as may be reasonably required, in the opinion of the Trustee, to enable the Trustee to exercise and enforce its rights under this Indenture and under the documents, instruments and agreements required under this Indenture and to carry out the intent of this Indenture.

ARTICLE FIVE

HOLDERS’ LISTS AND REPORTS

BY THE COMPANY AND THE TRUSTEE

SECTION 5.1    Company to Furnish Trustee Information as to Names and Addresses of Holders.    The Company covenants and agrees that it shall furnish or cause to be furnished to the Trustee a list in such form as the Trustee may reasonably require of the names and addresses of the Holders:

(a)    semiannually and not more than fifteen (15) days after each Regular Record Date, as of such Regular Record Date, and

(b)    at such other time as the Trustee may request in writing, within thirty (30) days after receipt by the Company of any such request as of a date not more than fifteen (15) days prior to the time such information is furnished;

provided that, if and so long as the Trustee shall be the Co-Registrar, such list shall not be required to be furnished.

SECTION 5.2    Preservation of Information; Communications to Holders.    (a)    The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 5.1 and the names and addresses of Holders received by the Trustee in its capacity as Co-Registrar. The Trustee may destroy any list furnished to it as provided in Section 5.1 upon receipt of a new list so furnished.

(b)    The rights of Holders to communicate with other Holders of the same series of Securities with respect to their rights under this Indenture or under the Securities, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

(c)    Every holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of any of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

SECTION 5.3    Reports by the Company.    The Company covenants:

(a)    to file with the Trustee, within fifteen (15) days after the Company is has filed the same with the Commission, copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section

15(d) of the Exchange Act, provided that if the Company is not required to file such information, documents or reports with the Commission it shall not be required to file such reports with the Trustee pursuant to this Indenture;

(b)    to file with the Trustee and the Commission, in accordance with the rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants provided for in this Indenture as may be required from time to time by such rules and regulations;

(c)    to deliver to the Trustee, for mailing to all Holders by the Trustee pursuant to subsection 5.4(c) hereof, such summaries of any information, documents and reports required to be filed by the Company pursuant to subsections (a) and (b) of this Section 5.3 as may be required to be transmitted to such Holders by rules and regulations prescribed from time to time by the Commission; and

(d)    to file with the Trustee written notice of the occurrence of any Default or Event of Default within five Business Days of its becoming aware of any such Default or Event of Default.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

SECTION 5.4 Reports by the Trustee. (a) Within sixty (60) days after May 15 of each year commencing with the first May 15 after the first issuance of Securities, the Trustee shall transmit by mail to all Holders (as their names and addresses appear in the Register), as provided in Section 313(c) of the Trust Indenture Act, a brief report dated as of each such May 15 containing such information, documents and reports, and such summaries thereof, as required by Section 313(a) of the Trust Indenture Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within fifteen (15) days after the same is so required to be filed with the Commission.

(a)    A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which such series of Securities is listed, with the Commission and with the Company. The Company shall promptly notify the Trustee when any Securities are listed on any stock exchange.

(b)    Within thirty days after the delivery thereof to the Trustee, the Trustee shall transmit by mail to all Holders (as their names and addresses appear in the Register) copies of all summaries of information, documents and reports described in subsection 5.3(c) hereof.

ARTICLE SIX

REMEDIES OF THE TRUSTEE

AND HOLDERS IN EVENT OF DEFAULT

SECTION 6.1 Event of Default Defined. “Event of Default”, wherever used herein, means with respect to any series of Securities any one of the following events which shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)    the Company shall fail to pay the principal of any of the Securities of such series on the date when due; or

(b)    the Company shall fail to pay any interest or Additional Amounts, if any, payable on any of the Securities of such series on the date when due and such default continues for a period of ten days; or

(c)    except for indebtedness under the Existing Securities (i) any other Indebtedness of the Company or any Material Subsidiary becomes due and payable prior to its maturity date otherwise than at the option of the Company (or, as the case may be, the Material Subsidiary), or (ii) any such Indebtedness is not paid when due or, as the case may be, within the applicable grace period, or (iii) the Company or any Material Subsidiary fails to pay when due any amount payable by it under any present or future guarantee for, or indemnity in respect of, any Indebtedness; provided that the aggregate amount of the relevant Indebtedness, guarantees and indemnities in respect of which one or more of the events mentioned above in this subsection (b) have occurred and are continuing equals or exceeds U.S.$20,000,000 or its equivalent in other currencies; or

(d)    the Company shall fail duly to perform or observe any other covenant or agreement in respect of the Securities contained in this Indenture or the Securities which is incapable of remedy or which, if capable of remedy, shall not have been remedied within 30 days of the Company becoming aware of such failure; or

(e)    any representation or warranty of the Company in this Indenture, the Securities or any other document delivered in connection with this Indenture or the issue of the Securities proves to have been incorrect, incomplete or misleading in any material respect at the time it was made and, if capable of remedy, shall not have been remedied within 30 days of the Company becoming aware that such representation or warranty is incorrect, incomplete or misleading; or

(f)    a preliminary or final judicial or administrative decision has been made to temporarily or permanently displace the management of the Company or any Material Subsidiary and such decision is not discharged or stayed within 30 Argentine business days; or

(g)    a distress, attachment, execution, seizure before judgment or other proceeding, except a distress, attachment, execution, seizure before judgment or other proceeding relating to the Existing Notes, having a similar effect is levied, enforced or sued out on or against all or any part of the property, assets or revenues of the Company or any Material Subsidiary and such process is not contested in good faith by the Company or the relevant Material Subsidiary or is not discharged or stayed within 60 Business Days; provided that the sum of (i) the aggregate value of the property, assets or revenues subject to any such process and (ii) the aggregate value of any property in respect of which foreclosure proceedings or other proceedings having a similar effect have been commenced under subsection (h) below exceeds U.S.$20,000,000 or its equivalent in other currencies; or

(h)    any foreclosure proceedings or other proceedings having a similar effect, except foreclosure or other proceedings relating to the Existing Securities, are commenced by any Person to enforce any mortgage, charge, pledge, lien or other encumbrance, present or future, created or assumed by the Company or any Material Subsidiary (including the taking of possession or the appointment of a receiver, manager or other similar person) and such process is not discharged or stayed within 60 days after notification of the commencement of such proceedings to the Company or such Material Subsidiary; provided that the sum of (i) the aggregate value of the property secured by such mortgage, charge, pledge, lien or other encumbrance, present or future, and (ii) the aggregate value of any property, assets or revenues in respect of which a distress, attachment, execution, seizure before judgment or other proceeding having a similar effect is levied, enforced or sued out under subsection (g) above exceeds U.S.$20,000,000 or its equivalent in other currencies; or

(i)    the Company or any Material Subsidiary (i) is declared by a court of competent jurisdiction to be insolvent or bankrupt or unable to pay its debts, stops, suspends or threatens to stop or suspend payment of all or a material part of its debts, (ii) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect or consents to the entry of an order for relief in an involuntary case under any such law, (iii) proposes or makes a general assignment or an arrangement or composition with or for the benefit of the relevant creditors in respect of any such debts, or (iv) declares or agrees to a moratorium in respect of or affecting all or any material part of the debts of the Company or any Material Subsidiary; or

(j)    an order is made or an effective resolution passed for the winding-up or dissolution of the Company or any Material Subsidiary, or the Company or any Material Subsidiary ceases or threatens to cease to carry on all or a material part of its business or operations, except for the purpose of and followed by a reconstruction, amalgamation, reorganization, merger or consolidation in the case of a Material Subsidiary, whereby the undertaking and the assets of the Material Subsidiary, or all of the undertaking and assets relating to the Company’s direct or indirect shareholding in a Material Subsidiary, as the case may be, are transferred to or otherwise vested in the Company or any other Material Subsidiary or Subsidiary which as a result of such transfer would become a Material Subsidiary; or

(k)    it becomes unlawful for the Company to perform or comply with any one or more of its material obligations under any of the Securities or this Indenture; or

(l)    the License is revoked, suspended or terminated.

SECTION 6.2    Acceleration of Maturity; Rescission and Annulment.     If an Event of Default (other than an Event of Default specified in clause (i), (ii) or (iii) of paragraph (i) in Section 6.1 hereof) has occurred and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities of any series at the time Outstanding may declare the principal amount of all the Securities of such series to be due and payable immediately (however, the Holders of a series of Securities shall not have the right to declare the principal of (and premium and Additional Amounts, if any) and any accrued and unpaid interest with respect to its own series of Securities to be due and payable immediately upon an Event of Default under an unrelated series of Securities), by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration any such principal amount and any accrued and unpaid interest shall become immediately due and payable. If an Event of Default specified in clause (i), (ii) or (iii) of paragraph (i) in Section 6.1 hereof occurs, the principal of (and premium and Additional Amounts, if any) and any accrued and unpaid interest on all Outstanding Securities shall become immediately due and payable.

At any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, a decision made by the affirmative vote of the Holders of the majority in aggregate principal amount of Securities of the relevant series at the time Outstanding may rescind and annul such declaration and its consequences if:

(a)    the Company has paid or deposited with the Trustee a sum sufficient to pay:

(i)    all overdue interest on all Securities of such series,

(ii)    the principal of, or Additional Amounts, if any, on any Securities of such series which have become due otherwise than by such declaration of acceleration and, to the extent that payment of such interest is lawful, interest thereon at the rate provided by the Securities of such series,

(iii)    to the extent that payment of such interest is lawful, interest upon overdue interest at the rate provided by the Securities of such series, and

(iv)    all sums paid or advanced by the Trustee hereunder and the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(b)    all Events of Default, other than the non payment of the accelerated principal of Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.10 hereof.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

The foregoing provisions shall be without prejudice to the rights of each individual Holder to initiate an action against the Company for the payment of any principal (and premium and Additional Amounts, if any) and any interest past due on any Security, as the case may be in accordance with Article 29 of the Negotiable Obligations Law.

SECTION 6.3    Collection of Indebtedness and Suits for Enforcement by Trustee.    The Company covenants that if:

(a)    default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 15 Business Days, or

(b)    default is made in the payment of the principal of, or Additional Amounts, if any, on any Security at the Maturity thereof,

the Company shall, upon demand of the Trustee, pay to it, for the benefit of the holders of such Securities, the whole amount then due and payable on such Securities for principal and interest and Additional Amounts, if any, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and overdue interest and Additional Amounts, if any, at the rate provided by the relevant series of Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Securities of the relevant series and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the Property of the Company or any other obligor upon the Securities of the relevant series, wherever situated.

If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities of the relevant series or the Property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(i)    to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Securities of the relevant series and to file such other papers or documents as may be necessary or advisable in order to have the claims of the

Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

(ii)    to collect and receive any moneys or other Property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.6 hereof.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

To the extent permitted by applicable law, all rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee may be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the holders of the Securities in respect of which such judgment has been recovered.

SECTION 6.4    Application of Moneys Collected.    Any money collected by the Trustee with respect to a series of Securities pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee under Section 7.6 hereof;

SECOND: To the payment of the amounts then due and unpaid with respect to the Securities of such series for principal of, and interest and Additional Amounts, if any, on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and interest and Additional Amounts, if any, respectively; and

THIRD: The balance, if any, to the Person or Persons entitled thereto.

SECTION 6.5    Restoration of Rights on Abandonment of Proceedings.    In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee, then and in every such case the Company and the Trustee shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Company, the Trustee and the Holders shall continue as though no such proceedings had been taken.

SECTION 6.6    Limitations on Suits by Holders.    Except as provided in Section 6.2 hereof, no Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(a)    such Holder has previously given written notice to the Trustee of a continuing Event of Default;

(b)    the Holders of not less than 25% in principal amount of the Outstanding Securities of any series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(c)    such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against any costs, expenses and liabilities to be incurred in compliance with such request;

(d)    the Trustee for sixty (60) days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(e)    no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Securities of any series at the time Outstanding present or represented at a meeting of such Holders at which a quorum is present;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

SECTION 6.7    Unconditional Right of Holders to Receive Principal, Additional Amounts and Interest.    Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of, and interest and Additional Amounts, if any, on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

SECTION 6.8    Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default.    Except as provided in Section 6.6 hereof, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or remedy or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and every power and remedy given by this Indenture or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

SECTION 6.9    Control by Holders.    The Holders of the majority in aggregate principal amount of the Securities of any series at the time Outstanding present or represented at a meeting of such Holders at which a quorum is present may, on behalf of the Holders of all the Securities of such series, direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Securities by this Indenture; provided that such direction shall not be otherwise than in accordance with law and the provisions of this Indenture and provided further that (subject to the provisions of Section 7.1 hereof) the Trustee shall have the right to decline to follow any such direction if (i) the Trustee, being advised by counsel, shall determine that the action or proceeding so directed may not lawfully be taken or (ii) the Trustee in good faith by a Responsible Officer of the Trustee shall determine that the action or proceeding so directed would involve the Trustee in personal liability or (iii) the Trustee in good faith by a Responsible Officer of the Trustee shall determine that the actions or forebearances specified in or pursuant to such direction would be unduly prejudicial to the interests of Holders so affected not joining in the giving of said direction, it being understood that (subject to Section 7.1 hereof) the Trustee shall have no duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders.

Nothing in this Indenture shall impair the right of the Trustee in its discretion to take any action deemed proper by the Trustee and which is not inconsistent with such direction or directions by holders of Securities.

SECTION 6.10    Waiver of Past Defaults.    Prior to a declaration of the acceleration of the maturity of the Securities of a series, the affirmative vote of Holders of not less than a majority in aggregate principal amount of the Securities of such series at the time Outstanding present or represented at a meeting of such Holders at which quorum is present may on behalf of the Holders of the Securities of such series waive any past default or Event of Default in respect of the Securities of such series, except a default (a) in the payment of the principal of or any premium or interest on, or Additional Amounts (if any) in respect of, any Security of such series, or (b) in respect of a covenant or provision hereof that cannot be modified or amended without the affirmative vote of each Holder affected as provided by Section 9.2 of this Indenture. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 6.11    Trustee to Give Notice of Default, But May Withhold in Certain Circumstances.    Within ninety (90) days after a Responsible Officer of the Trustee obtains actual knowledge of the occurrence of any Default hereunder, the Trustee shall transmit by mail to all Holders as their names shall appear on the Register, in the manner and to the extent provided in the Trust Indenture Act Section 313(c), notice of such Default hereunder, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of, or interest or Additional Amounts, if any, on any Security, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders.

SECTION 6.12    Undertaking for Costs.    In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company or the Trustee.

SECTION 6.13    Currency Indemnity.    U.S. Dollars is the sole currency of account and payment for all sums payable by the Company under or in connection with the Securities, including damages. Any amount received or recovered in a currency other than U.S. Dollars (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding up or dissolution of the Company or otherwise) by any Holder of Securities in respect of any sum expressed to be due to it from the Company shall only constitute a discharge of the Company to the extent of the U.S. Dollar amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that U.S. Dollar amount is less than the U.S. Dollar amount expressed to be due to the recipient under any Security, the Company shall indemnify such recipient against any loss sustained by it as a result. In any event, the Company shall indemnify the recipient against the cost of making any such purchase. For the purposes of this Section, it will be sufficient for the Holder to certify in a satisfactory manner (indicating the sources of information used) that it would have suffered a loss had an actual purchase of U.S. Dollars been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. Dollars on such date had not been practicable, on the first date on which it would have been practicable, it being required that the need for a change of date be certified in the manner mentioned above). These indemnities constitute a separate and independent obligation from the Company’s other obligations, shall give rise to a separate and independent cause of action, shall apply irrespective of any waiver granted by any Holder and shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Security or any other judgment or order.

ARTICLE SEVEN

CONCERNING THE TRUSTEE

SECTION 7.1    Duties and Responsibilities of the Trustee; During Default; Prior to Default.    With respect to the holders of Securities issued hereunder, the Trustee, prior to the occurrence of an Event of Default with respect to the Securities and after the curing or waiving of all Events of Default which may have occurred with respect to the Securities, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default with respect to the Securities has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(a)    prior to the occurrence of an Event of Default with respect to the Securities and after the curing or waiving of all such Events of Default with respect to the Securities which may have occurred:

(i)    the duties and obligations of the Trustee with respect to the Securities shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)    in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such statements, certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

(b)    the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

(c)    the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders pursuant to Section 6.9 hereof relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

(d)    None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there shall be reasonable ground for believing that the repayment of such funds or adequate indemnity against such liability is not reasonably assured to it.

SECTION 7.2    Certain Rights of the Trustee.    Subject to Section 7.1 hereof:

(a)    the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officers’ Certificate or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)    any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors of the Company may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

(c)    the Trustee may consult with counsel of its selection and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(d)    the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred therein or thereby;

(e)    the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture;

(f)    prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing so to do by the Holders of not less than the majority in aggregate principal amount of the Securities of any series at the time Outstanding present or represented at a meeting of such Holders at which a quorum is present; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such investigation shall be paid by the Company or, if paid by the Trustee or any predecessor trustee, shall be repaid by the Company upon demand;

(g)    the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys not regularly in its employ and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder;

(h)    the Trustee is not assuming any obligation, and the Holders hereby waive any right they might have, to require the Trustee to attend meetings of the Board of Directors or Shareholders of the Company; and

(i)    The permissive right of the Trustee to act hereunder will not construed as a duty of the Trustee to act.

SECTION 7.3    Trustee Not Responsible for Recitals, Disposition of Securities or Application of Proceeds Thereof.    Other than as specifically provided in the Trustee recitals to this Indenture, the recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation to any Holder as to the validity or sufficiency of this Indenture or of any disclosure document or offering materials or of the Securities. The Trustee shall not be accountable for the use or application by the Company of any of the Securities or of the proceeds thereof.

SECTION 7.4    May Hold Securities; Collections, Etc.    The Trustee or any Authenticating Agent, any Paying Agent, any Registrar or Co-Registrar or any other agent of the Company or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not the Trustee or any Authenticating Agent, any Paying Agent, any Registrar or Co-Registrar or any other agent of the Company or such agent and, subject to Sections 7.8 and 7.13 hereof, if operative, may otherwise deal with the Company and receive, collect, hold and retain collections from the Company with the same rights it would have if it were not the Trustee or any Authenticating Agent, any Paying Agent, any Registrar or Co-Registrar or any other agent of the Company.

SECTION 7.5    Moneys Held by Trustee.    Subject to the provisions of Section 11.4 hereof, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds, except to the extent required by mandatory provisions of law. Neither the Trustee nor any agent of the Company shall be under any liability for interest on any moneys received by it hereunder, except as otherwise agreed in writing with the Company.

SECTION 7.6    Compensation and Indemnification of Trustee and Its Prior Claim.    The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation as shall be agreed to in writing (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and the Company covenants and agrees to pay or reimburse the Trustee and each predecessor Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation, expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith. The Company also covenants to indemnify the Trustee and each predecessor Trustee for, and to hold it harmless against, any and all loss, liability, damage, claim or expense, including taxes (other than taxes based on the income of the Trustee) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder, including any liability which the Trustee may incur as a result of failure to withhold, pay or report any tax, assessment or other governmental charge and the costs and expenses of defending itself against or investigating any claim of liability in the premises. The obligations of the Company under this Section to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. Such additional indebtedness shall be a senior claim to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the holders of particular Securities, and the Securities are hereby subordinated to such senior claim.

SECTION 7.7    Right of Trustee to Rely on Officers’ Certificate, Etc.    Subject to Sections 7.1 and 7.2, whenever in the administration of the trusts of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Trustee, and such certificate, in the absence of gross negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

SECTION 7.8    Qualification of Trustee; Conflicting Interests.    If the Trustee has or shall acquire any conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such conflicting interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

SECTION 7.9    Corporate Trustee Required; Eligibility.    There shall at all times be a Trustee hereunder which (a) shall be a corporation eligible to act as Trustee under Section 310(a)(1) of the Trust Indenture Act and Article 13 of the Negotiable Obligations Law, (b) shall have a combined capital and surplus of at least U.S.$50,000,000, and (c) shall have its Corporate Trust office in The City of New York and have an Argentine Representative with offices located in Buenos Aires, Argentina to the extent there is such an institution eligible and willing to serve. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of Federal, State, Territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 7.10    Resignation and Removal; Appointment of Successor Trustee.    (a) The Trustee, or any trustee or trustees hereafter appointed, may at any time resign by giving written notice of resignation to the Company and by mailing written notice thereof by first-class mail, postage prepaid, to all Holders at their last addresses as they shall appear on the Register and to the CNV. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee or trustees by written instrument in duplicate, executed by authority of the Board of Directors of the Company, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee or trustees. If no successor trustee shall have been so appointed and have accepted appointment within thirty (30) days after the mailing of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Holder who has been a bona fide holder of a Security or Securities for at least six months may, subject to the provisions of Section 6.12 hereof, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b)    In case at any time any of the following shall occur:

(i)    the Trustee shall fail to comply with the provisions of Section 7.8 hereof or Section 310(b) of the Trust Indenture Act after written request therefor by the Company or by any Holder who has been a bona fide Holder for at least six months; or

(ii)    the Trustee shall cease to be eligible in accordance with the provisions of Section 7.9 hereof and shall fail to resign after written request therefor by the Company or by any Holder; or

(iii)    the Trustee shall become incapable of acting or shall be adjudged to be bankrupt or insolvent, or a receiver or liquidator of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors of the Company, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 7.11 hereof, unless the Trustee’s duty to resign is stayed as provided herein, any Holder who has been a bona fide Holder for at least six months may on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. If the Trustee has been removed and no successor trustee shall have been so appointed within thirty (30) days after delivery of such instrument to the Trustee so removed, the Trustee so removed may petition any court of competent jurisdiction for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c)    The holders of the majority in aggregate principal amount of Outstanding Securities may at any time remove the Trustee and appoint a successor trustee by delivering to the Trustee so removed, to the successor trustee so appointed and to the Company the evidence provided for in Section 8.1 hereof the action in that regard taken by the Holders.

(d)    No resignation or removal of the Trustee and no appointment of a successor trustee pursuant to any of the provisions of this Section 7.10 shall become effective until the acceptance of appointment by the successor trustee as provided in Section 7.11 hereof.

(e)    Each of the parties hereto shall provide to the CNV copies of all notices under this Section 7.10 addressed to, or sent by, such party with respect to the reorganization, removal or replacement of the Trustee.

SECTION 7.11    Acceptance of Appointment by Successor Trustee.    Every successor trustee appointed as provided in Section 7.10 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, trusts, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee; but, nevertheless, on the written request of the Company or of the successor trustee, upon payment of its charges then unpaid, the trustee ceasing to act shall, subject to Section 11.4 hereof, duly assign, transfer and deliver to the successor trustee all Property and moneys at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, trusts, duties and obligations. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers and trusts. Any trustee ceasing to act shall, nevertheless, retain a prior claim upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of Section 7.6 hereof.

If a successor trustee is appointed with respect to the Securities, the Company, the predecessor Trustee and each successor trustee with respect to the Securities shall execute and deliver an indenture supplemental hereto which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor Trustee with respect to the Securities as to which the predecessor Trustee is not retiring shall continue to be vested in the predecessor Trustee, and shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such trustees or co-trustees of the same trust and that each such trustee shall be trustee of a trust or trusts under separate indentures.

No successor trustee shall accept appointment as provided in this Section 7.11 unless at the time of such acceptance such successor trustee shall be qualified under the provisions of Section 7.8 hereof and eligible under the provisions of Section 7.9 hereof.

Upon acceptance of appointment by any successor trustee as provided in this Section 7.11 hereof, the Company shall mail written notice thereof by first-class mail, postage prepaid, to all holders of Securities for which such successor trustee is acting as trustee at their last addresses as they shall appear in the Register. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 7.10. hereof If the Company fails to mail such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be filed at the expense of the Company.

SECTION 7.12    Merger, Conversion, Consolidation or Succession to Business of Trustee.    Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder; provided that such corporation shall be otherwise qualified under the provisions of Section 7.8 hereof and eligible under the provisions of Section 7.9 hereof, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

In case, at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities, and, in case at that time any Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificate shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have; provided that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

SECTION 7.13    Preferential Collection of Claims Against Company.    If and when the Trustee shall be or become a creditor of the Company (or any other obligor under the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

SECTION 7.14    Appointment of Authenticating Agent.    The Trustee may appoint an Authenticating Agent or Agents which shall be authorized to act on behalf of the Trustee to authenticate Securities issued upon original issue and upon exchange, registration of transfer or pursuant to Section 3.10 hereof, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating

Agent, having a combined capital and surplus of not less than U.S.$50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders as their names and addresses appear in the Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.

If an appointment is made pursuant to this Section, the Securities may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternate certificate of authentication in the following form:

This is one of the Securities described in the within-mentioned Indenture.

Dated:

THE BANK OF NEW YORK, as Trustee

By:	,
As Authenticating Agent

By	,
As Authorized Officer

ARTICLE EIGHT

CONCERNING THE HOLDERS

SECTION 8.1    Evidence of Acts of Holders.    Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by a specified percentage in principal amount of the Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such specified percentage of Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Sections 7.1 and 7.2 hereof) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Article.

Without limiting the generality of the foregoing, unless otherwise established in or pursuant to a resolution or established in one or more indentures supplemental hereto, pursuant to Article Nine, a Holder, including a Depository that is a Holder of the Global Security, may make, give or take, by a proxy, or proxies, duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and a Depository that is a Holder of the Global Security may provide its proxy or proxies to the beneficial owners of interests in any such Global Security through such Depository’s standing instructions and customary practices.

SECTION 8.2    Proof of Execution of Instruments and of Holding of Securities.    Subject to Sections 7.1 and 7.2 hereof, the execution of any instrument by a Holder or his agent or proxy may be proved in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Securities shall be proved by the Register or by a certificate of the Registrar or Co-Registrar.

SECTION 8.3    Holders to Be Treated as Owners.    The Company, the Trustee and any agent of the Company or the Trustee may deem and treat the person in whose name any Security shall be registered upon the Register as the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of and, subject to the provisions of this Indenture, interest on such Security and for all other purposes and to the extent permitted by law neither the Company or the Trustee nor any agent of the Company or the Trustee shall be affected by any notice to the contrary. All such payments so made to any such person, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Security.

No holder of any beneficial interest in any Global Security held on its behalf by a Depository shall have any rights under this Indenture with respect to such Global Security, and such Depository may be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall impair, as between a Depository and such holders of beneficial interests, the operation of customary practices governing the exercise of the rights of the Depository as holder of any Security.

SECTION 8.4    Securities Owned by Company Deemed Not Outstanding.    In determining whether the holders of the requisite aggregate principal amount of Outstanding Securities of any series have given any request, demand, authorization, direction, consent or waiver under this Indenture, Securities owned by the Company or any other obligor on the Securities of the relevant series or any Subsidiary or Affiliate of the Company or such obligor shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such request, demand, authorization, direction, consent or waiver, only Securities which the Trustee actually knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon such Securities or any Subsidiary or Affiliate of the Company or any such obligor. In case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Trustee in accordance with such advice. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officers’ Certificate listing and identifying all Securities of any series, if any, known by the Company to be owned or held by or for the account of any of the above-described persons and, subject to Sections 7.1 and 7.2 hereof, the Trustee shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Securities of such series not listed therein are Outstanding for the purpose of any such determination.

SECTION 8.5    Right of Revocation of Action Taken.    At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.1 hereof, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Securities of any series specified in this Indenture in connection with such action, any Holder of a Security of such series, the serial number of which is shown by the evidence to be included among the serial numbers of the Securities of such series the Holders of which have consented to such action, may, by filing written notice at the Corporate Trust Office and upon proof of holding as provided in this Article, revoke such action so far as concerns such Security. Except as aforesaid, any such action taken by the Holder of any Security shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Security and of any Securities issued in exchange or substitution therefor, irrespective of whether or not any notation in regard thereto is made upon any such Security. Any action taken by the Holders of the percentage in aggregate principal amount of the Securities of any series specified in this Indenture in connection with such action shall be conclusively binding upon the Company, the Trustee and the Holders of all the Securities affected by such action.

ARTICLE NINE

SUPPLEMENTAL INDENTURES AND MEETINGS OF HOLDERS

SECTION 9.1    Supplemental Indentures Without Vote of Holders.    Without the vote of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(a)    to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities; or

(b)    to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities, or to surrender any right or power herein conferred upon the Company; or

(c)    to add Events of Default for the benefit of the Holders of all or any series of Securities; or

(d)    to secure the Securities; or

(e)    to provide for the acceptance of appointment by a successor trustee, registrar, co-registrar, paying agent or transfer agent; or

(f)    to cure any ambiguity, defect or inconsistency in this Indenture or the Securities; or

(g)    to comply with any requirements of the Commission in order to effect and maintain the qualification of this Indenture under the Trust Indenture Act; or

(h)    to make any change that does not materially and adversely affect the interest of any Holder of the relevant series of Securities.

SECTION 9.2    Supplemental Indentures with Vote of Holders.    With the affirmative vote of the Holders of not less than the majority in aggregate principal amount of the Outstanding Securities of any series present or represented at a meeting of such Holders at which a quorum is present, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the unanimous affirmative vote of the Holders of the Securities:

(a)    change the Stated Maturity of the principal of or any installment of interest on any Security of such series;

(b)    reduce the principal amount thereof or the rate of interest thereon or any Additional Amounts thereon;

(c)    change any obligation of the Company to pay Additional Amounts in respect of any Security of such series;

(d)    change the place of payment where, or the coin or currency in which, the principal of or interest or Additional Amounts (if any) on, any Security of such series, is payable;

(e)    impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date);

(f)    reduce the percentage in principal amount of the Outstanding Securities of such series necessary to modify or amend the Securities of such series or consent to any waiver under the Securities of such series or the Indenture, as applicable to the Securities of such series, or reduce the requirements for voting or quorum described above; or

(g)    modify the foregoing requirements or reducing the number of Holders necessary to waive a past default or Event of Default.

It shall not be necessary for the Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Holders shall approve the substance thereof.

SECTION 9.3    Execution of Supplemental Indentures.    In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 7.1 hereof) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.4    Effect of Supplemental Indentures; Notice to Holders.    (a)    Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

(b)    The Company shall, promptly after the execution of any supplemental indenture that has been authorized by a vote of Holders pursuant to Section 9.2 hereof, cause the Trustee to notify each Holder and the CNV of the execution thereof. Such notice to the Holders shall set forth the substance of such supplemental indenture. Copies of all such supplemental indentures shall be available for inspection at the Corporate Trust Office and at the offices of the Registrar.

SECTION 9.5    Conformity with Trust Indenture Act and the Negotiable Obligations Law.    Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act and the Negotiable Obligations Law as then in effect.

SECTION 9.6    Reference in Securities to Supplemental Indentures.    Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall, if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of the relevant series.

SECTION 9.7    Meetings of Holders; Modification and Waiver.    (a)    The Trustee or the Company shall, upon the request of the holders of at least five (5) percent in aggregate principal amount of the Securities of any series at the time Outstanding, or the Company or the Trustee at its discretion, may, call a meeting of the Holders at any time and from time to time, to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by the Securities of such series to be made, given or taken by the Holders. With respect to all matters not contemplated in this Indenture, meetings of Holders will be held in Buenos Aires in accordance with the Negotiable Obligations Law); provided, however, that the Company or the Trustee may determine to hold any such meetings simultaneously in Buenos Aires and in The City of New York by any means of telecommunication which permits the participants to hear and to speak to each other. In any such case, meetings shall be held at such time and at such place as the Company or the Trustee shall determine in such cities. If a meeting is being held pursuant to a request of Holders, the agenda for the meeting shall be as determined in the request and such meeting shall be convened within forty (40) days from the date such request is received by the Trustee or the Company, as the case may be. Notice of any meeting of Holders of the Securities of any series (which shall include the date, place and time of the meeting, the agenda therefor and the requirements to attend) shall be given not less than ten (10) days nor more than thirty (30) days prior to the date fixed for the meeting in the Official Gazette of Argentina and in accordance with Section 12.4 hereof and any publication of such notice shall be for five consecutive Argentine business days in each place of publication.

(b)    Any Holder of Securities of the relevant series may attend the meeting in person or by proxy. Directors, officers, managers, members of the Supervisory Committee and employees of the Company may not be appointed as proxies. Holders of Securities who intend to attend a meeting of Holders must notify the Registrar of their intention to do so at least three (3) days prior to the date of such meeting.

(c)    Except as specified in Section 6.2 hereof, decisions shall be made by the affirmative vote of the Holders of at least the majority in aggregate principal amount of the Securities of any series at the time Outstanding present or represented at a meeting of such Holders at which a quorum is present; provided, however, that the unanimous affirmative vote of the Holders of the Securities shall be required to adopt a valid decision on:

(i)    changing the Stated Maturity of the principal of or any installment of interest on any Security of such series,

(ii)    reducing the principal amount thereof or the rate of interest thereon or any Additional Amounts thereon;

(ii)    changing any obligation of the Company to pay Additional Amounts in respect of any Security of such series;

(iii)    changing the place of payment where, or the coin or currency in which, the principal of or interest or Additional Amounts (if any) on, any Security of such series, is payable;

(iv)    impairing the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date);

(v)    reducing the percentage in principal amount of the Outstanding Securities of such series necessary to modify or amend the Securities of such series or consent to any waiver under the Securities of such series or the Indenture, as applicable to the Securities of such series, or reduce the requirements for voting or quorum described above; or

(vi)    modifying the foregoing requirements or reducing the number of Holders necessary to waive a past default or Event of Default.

Except as provided above, any modifications, amendments or waivers to the terms and conditions of the Securities will be conclusive and binding on all Holders, whether or not present at any meeting, and whether or not notation of such modifications, amendments or waivers is made upon the Securities, if duly passed at a meeting convened and held in accordance with the provisions of the Negotiable Obligations Law.

(d)    Meetings of the Holders shall be either “first call” meetings (“primera convocatoria”) or “second call” meetings (“segunda convocatoria”). All meetings of the Holders shall be deemed to be a first call meeting; provided, however, that any reconvened meeting adjourned for lack of a requisite quorum shall be deemed a second call meeting. The quorum applicable at a meeting of the Holders shall (A) in the case of first call meetings, be Persons holding or representing at least 60% in aggregate principal amount of the Securities of any series at the time Outstanding and (B) in the case of second call meetings, be Persons holding or representing at least 30% in aggregate principal amount of the Securities of any series at the time Outstanding.

ARTICLE TEN

CONSOLIDATION, MERGER, SALE OR CONVEYANCE

SECTION 10.1    Mergers, Consolidations, Sales and Leases.    The Company shall not merge or consolidate with or into, or convey, transfer or lease its Properties and assets substantially as an entirety to, any Person, except in accordance with Section 4.10 hereof.

SECTION 10.2    Successor Substituted.    Upon any consolidation of the Company with, or merger of the Company into, any other Person or any transfer, conveyance, sale, lease or other disposition of all or substantially all of the Properties and assets of the Company as an entirety in accordance with Section 10.1 hereof, the Company’s successor corporation shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

ARTICLE ELEVEN

SATISFACTION AND DISCHARGE

OF INDENTURE; UNCLAIMED MONEYS

SECTION 11.1    Satisfaction and Discharge of Indenture.    This Indenture shall, upon the Company’s request, cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for and except as otherwise specifically provided in this Indenture) and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

(1)    either:

(A)    all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.9 hereof and (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 11.4 hereof) have been delivered to the Trustee for cancellation; or

(B)    all such Securities not theretofore delivered to the Trustee for cancellation have become due and payable;

and the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee as trust funds in trust for such purpose an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and Additional Amounts, if any, and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

(2)    the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(3)    the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture pursuant to this Article, the obligations of the Company to the Trustee under Section 7.6 hereof, the obligations of the Company to the Principal Paying Agent and any other Paying Agent under Section 3.1 hereof, the obligations of the Company to any Authenticating Agent under Section 7.14 hereof and, if money shall have been deposited with the Trustee pursuant to subclause (ii) of Clause (A) of this Section 11.1, the obligations of the Trustee under Sections 11.2 and 11.4 hereof shall survive.

SECTION 11.2    Application of Trust Money.    Subject to the provisions of Section 11.4 hereof, all money deposited with the Trustee pursuant to Section 11.1 hereof shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, interest and Additional Amounts, if any, for whose payment such money has been deposited with the Trustee, but such money need not be segregated from other funds except to the extent required by law.

SECTION 11.3    Repayment of Moneys Held by Paying Agent.    The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

SECTION 11.4    Return of Moneys Held by Trustee and Paying Agent Unclaimed for Two Years.    Any money deposited with the Trustee or any Paying Agent in trust for the payment of the principal of or interest or Additional Amounts, if any, on any Security and remaining unclaimed for two years after such principal or interest or Additional Amounts, as the case may be, has become due and payable shall be paid to the Company on Company Request; and the holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, (i) in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, and (ii) in a newspaper published in the Spanish language and of general circulation in Argentina, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

ARTICLE TWELVE

MISCELLANEOUS PROVISIONS

SECTION 12.1    Incorporators, Shareholders, Officers and Directors of Company Exempt from Individual Liability.    Notwithstanding the provisions of Article 34 of the Negotiable Obligations Law or otherwise, no recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Security, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such, or against any past, present or future stockholder, officer or director, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the Holders thereof and as part of the consideration for the issuance of the Securities.

SECTION 12.2    Provisions of Indenture for the Sole Benefit of Parties and Holders.    Nothing in this Indenture or in the Securities of any series, expressed or implied, shall give or be construed to give to any Person, other than the parties hereto and their successors hereunder and the holders of the Securities of the relevant series, any benefit or any legal or equitable right, remedy or claim under this Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors hereunder and of the Holders of the Securities.

SECTION 12.3    Successors and Assigns of Company Bound by Indenture.    All covenants, stipulations, promises and agreements in this Indenture contained by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 12.4    Notices, Etc., to Trustee, Co-Registrar, Registrar, Principal Paying Agent, Company and Holders; Waiver.    Any request, demand, authorization, direction, notice, consent, waiver or act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

(a)    the Trustee or Co-Registrar by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee or Co-Registrar at its Corporate Trust Office, currently located at 101 Barclay Street, Floor 21W, New York, New York, 10286, Attention: Corporate Trust Department, or

(b)    the Registrar shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Registrar at its principal office, currently located at            , or

(c)    the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at its principal office currently located at Avenida Ingeniero Huergo 723, Ground Floor, (C1107AOH), Buenos Aires, Argentina, Attention: Manuel Alvarez Trongé, or at any other address previously furnished in writing to the Trustee by the Company.

Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Register, in each case not later than the latest date and not earlier than the earliest date prescribed hereunder for the giving of such notice and, while there are Holders domiciled in Argentina, published in a newspaper having general circulation in Argentina and in the cases required by Argentine law in the Official Gazette of Argentina and if the Notes of such Series are listed on the Buenos Aires Stock Exchange, in the Bulletin of the Buenos Aires Stock Exchange. Any notice so mailed shall be deemed to have been given on the date of such mailing. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute sufficient notification for every purpose hereunder.

SECTION 12.5    Officers’ Certificates and Opinions of Counsel; Statements to Be Contained Therein.    Upon any application or demand by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture (other than the Officer’s Certificate provided pursuant to Section 5.3) shall include (a) a statement that the person making such certificate or opinion has read such covenant or condition and the definitions herein relating thereto, (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based, (c) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with, and (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Any certificate, statement or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters, information with respect to which is in the possession of the Company, upon the certificate, statement or opinion of or representations by an officer or officers of the Company, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

Any certificate, statement or opinion of an officer of the Company or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Company unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

Any certificate or opinion of any independent firm of public accountants filed with the Trustee shall contain a statement that such firm is independent.

SECTION 12.6    Payments Due on Saturdays, Sundays and Holidays.    In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of principal or interest or Additional Amounts, if any, need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date or at the Stated Maturity, provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.

SECTION 12.7    Conflict with Trust Indenture Act.    If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

SECTION 12.8    Governing Law.    The Negotiable Obligations Law governs the requirements for the Securities to qualify as Obligaciones Negociables thereunder while such law, together with the Argentine Business Companies Law No. 19,550, as amended, and other applicable Argentine laws, govern the capacity and corporate authority of the Company to execute and deliver the Securities and the authorization of the public offering of the Securities by the CNV. All other matters in respect of the Securities and this Indenture, including but not limited to the statute of limitations applicable thereto, are governed by and shall be construed in accordance with, the laws of the State of New York, United States of America.

SECTION 12.9    Consent to Jurisdiction and Service of Process.    (a)    The Company consents to the non-exclusive jurisdiction of any court of the State of New York or any United States federal court sitting in the Borough of Manhattan, New York City, New York, United States, and any appellate court from any thereof, and waives any immunity from the jurisdiction of such courts over any suit, action or proceeding that may be brought in connection with this Indenture or the Securities. The Company irrevocably waives, to the fullest extent permitted by law, any objection to any suit, action, or proceeding that may be brought in connection with this Indenture or the Securities in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum. The Company agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and may be enforced in any court to the jurisdiction of which the Company is subject by a suit upon such judgment; provided that service of process is effected upon the Company in the manner provided by this Indenture. Notwithstanding the foregoing, any suit, action or proceeding brought in connection with this Indenture or the Securities may be instituted in any competent court in Argentina.

(b)    The Company agrees that service of all writs, process and summonses in any suit, action or proceeding brought in connection with this Indenture or the Securities against the Company in any court of the State of New York or any United States federal court sitting in the Borough of Manhattan, New York City may be made upon CT Corporation System at 111 Eighth Avenue, New York, New York 10011, whom the Company irrevocably appoints as its authorized agent for service of process. The Company represents and warrants that CT Corporation System has agreed to act as the Company’s agent for service of process. The Company agrees that such appointment shall be irrevocable so long as any of the Securities remain Outstanding or until the irrevocable appointment by the Company of a successor in The City of New York as its authorized agent for such purpose and the acceptance of such appointment by such successor. The Company further agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. If CT Corporation System shall cease to act as the Company’s agent for service of process, the Company shall appoint without delay another such agent and provide prompt written notice to the Trustee of such appointment. With respect to any such action in any court of the State of New York or any United States federal court in the Borough of Manhattan, New York City, service of process upon CT Corporation System, as the authorized agent of the Company for service of process, and written notice of such service to the Company, shall be deemed, in every respect, effective service of process upon the Company.

(c)    Nothing in this Section shall affect the right of any party to serve legal process in any other manner permitted by law or affect the right of any party to bring any action or proceeding against any other party or its property in the courts of other jurisdictions.

(d)    To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution, set-off or from any other legal or judicial process or remedy) with respect to itself or its property, the Company hereby irrevocably agrees not to claim and irrevocably waives such immunity in respect of its obligations under the Securities and this Indenture, and, without limiting the generality of the foregoing, the Company agrees that the waivers set forth in this subsection 12.9(d) shall have the fullest scope permitted under the Foreign Sovereign Immunities Act of 1976 of the United States and are intended to be irrevocable for the purposes of such act. Notwithstanding the foregoing, the Company shall not waive any such immunity with respect to property owned by the Company which is dedicated to the purpose of an essential public service.

SECTION 12.10    Counterparts.    This Indenture may be executed in any number of counterparts, each of which shall be deemed an original; but all such counterparts shall together constitute but one and the same instrument.

SECTION 12.11    Effect of Headings.    The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 12.12    Separability.    In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

ARTICLE THIRTEEN

REDEMPTION OF SECURITIES

SECTION 13.1    Tax Redemption.    (a)    If at any time after the date of this Indenture as a result of any change in, or amendment to, the laws or regulations of Argentina or of any political subdivision thereof or any authority therein or thereof having power to tax or as a result of any change in the application or official interpretation of such laws or regulations (including any assertion by any Argentine tax authority that debt securities issued pursuant to exchanges are not entitled to the benefits of the withholding tax exemption set forth in the Negotiable Obligations Law), which change or amendment becomes effective after the date of this Indenture, the Company has become or will be obligated to pay any Additional Amounts and such obligations cannot be avoided by the Company taking reasonable measures available to it, then the Securities of any series will be redeemable as a whole (but not in part), at the option of the Company, at any time upon not less than thirty (30) nor more than sixty (60) days’ written notice given to the Trustee and not less than fifteen (15) nor more than sixty (60) days’ notice given to the Holders of such Securities at 100% of their principal amount together with accrued and unpaid interest thereon to the date fixed for redemption. The Company shall also pay to the Holders of the Securities of the relevant series on the Redemption Date any Additional Amounts which would otherwise be payable.

(b)    In order to effect a redemption of Securities, the Company shall deliver to the Trustee at least forty-five (45) days prior to the Redemption Date: (i) an Officers’ Certificate stating that the obligation to pay Additional Amounts cannot be avoided by the Company taking reasonable measures available to it and (ii) an Opinion of Counsel to the effect that the Company has or will become obligated to pay Additional Amounts as a result of any such change or amendment. No notice of redemption may be given earlier than sixty (60) days prior to the earliest date on which the Company would be obliged to pay such Additional Amounts were a payment in respect of such Securities then due. The certificate shall additionally specify the Redemption Date and all other information necessary for the publication and mailing by the Trustee of notices of such redemption. The Trustee shall be entitled to rely conclusively upon the information so furnished by the Company in such certificate and shall be under no duty to check the accuracy or completeness thereof. Such certificate shall be irrevocable and upon its delivery the Company shall be obligated to make the payment or payments referred to therein to the Trustee.

SECTION 13.2    Redemption Related to Changes in Personal Assets Tax.    If (i) the Company becomes responsible for the payment of the Argentine personal assets tax established by Law No. 23,966 (the “Personal Assets Tax Law”), as amended and implemented (the “Personal Assets Tax”), in respect of the Securities of any series and (ii) such obligation cannot be avoided by the Company taking reasonable measures available to it, then such Securities as to which the Company has become responsible for the payment of the Personal Assets Tax will be redeemable as a whole but not in part, at the option of the Company, at any time upon not less than 30 nor more than 60 days’ notice given to the Holders thereof as provided in the Indenture at 100% of their principal amount together with accrued and unpaid interest thereon to the Redemption Date and any Additional Amounts then payable with respect thereto. In order to effect a redemption of Securities under this provision, the Company is required to deliver to the Trustee immediately prior to the filing of the redemption notice (i) a certificate signed by an Authorized Officer stating that the obligation to pay such Personal Assets Tax with respect to such Securities cannot be avoided by the Company taking reasonable measures available to it and (ii) an opinion of independent legal advisors of recognized standing to the effect that the Company has or will become obligated to pay such Personal Assets Tax; provided however, that (i) no notice of redemption may be given earlier than 60 days prior to the earliest date on which the Company would be obligated to pay such Personal Assets Tax and (ii) at the time such notice of redemption with respect to any Securities is given, such obligation to pay such Personal Assets Tax with respect to such Securities remains in effect. Such notice, once delivered by the Company to the Trustee, will be irrevocable.

In order to comply with the certification requirements of the Personal Assets Tax Law, the Company may from time to time request each Holder of Securities to provide the Company with the documents required by Argentine laws and regulations to prove to the relevant Argentine authorities as to whether it is an offshore foreign entity and whether it is an exempt foreign entity, all as prescribed by applicable Argentine law and regulations, and therefore subject to the Personal Assets Tax.

SECTION 13.3    Deposit of Redemption Price.    Prior to the Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 11.4) an amount of money sufficient to pay the Redemption Price of, any applicable Additional Amounts, and

(except if the Redemption Date shall be an Interest Payment Date) any applicable accrued and unpaid interest on, all the Securities which are to be redeemed on that date.

SECTION 13.4    Securities Payable on Redemption Date.    Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued and unpaid interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued and unpaid interest to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 3.7.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid, bear interest from the Redemption Date at the rate provided by the Security.

ARTICLE FOURTEEN

DEFEASANCE AND COVENANT DEFEASANCE

SECTION 14.1    Company’s Option to Effect Defeasance or Covenant Defeasance.    The Company may at its option by Board Resolution, at any time, elect to have either Section 14.2 or Section 14.3 applied to the Outstanding Securities of any series upon compliance with the conditions set forth below in this Article Fourteen.

SECTION 14.2    Defeasance and Discharge.    Upon the Company’s exercise of the option provided in Section 14.1 applicable to this Section, the Company shall be deemed to have been discharged from its obligations with respect to the Outstanding Securities of any series on the date the conditions set forth below are satisfied (hereinafter, “defeasance”). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by such Outstanding Securities and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of holders of such Securities to receive, solely from the trust fund described in Section 14.4 hereof and as more fully set forth in such Section, payments in respect of the principal of and interest and Additional Amounts, if any, on such Securities when such payments are due, (b) the Company’s obligations with respect to such Securities under Sections 3.9, 3.10, 4.2 and 11.4 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (d) this Article Fourteen. Subject to compliance with this Article Fourteen, the Company may exercise its option under this Section 14.2 notwithstanding the prior exercise of its option under Section 14.3.

SECTION 14.3    Covenant Defeasance.    Upon the Company’s exercise of the option provided in Section 14.1 applicable to this Section, (i) the Company shall be released from its obligations under Sections 4.3 through 4.9 hereof, inclusive, clause (b)(i) of Section 4.10 hereof, and Section 4.12 hereof and (ii) the occurrence of an event specified in subsection 6.1(c) hereof (with respect to clause (b)(i) of Section 4.10 hereof) and (d) (with respect to any of Sections 4.3 through 4.9 hereof, inclusive, and Section 4.12 hereof) shall not be deemed to be an Event of Default on and after the date the conditions set forth below are satisfied (hereinafter, “covenant defeasance”). For this purpose, such covenant defeasance means that the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section or clause, whether directly or indirectly by reason of any reference elsewhere herein to any such Section or clause or by reason of any reference in any such Section or clause to any other provision herein or in any other document, but the remainder of this Indenture and such Securities shall be unaffected thereby.

SECTION 14.4    Conditions to Defeasance or Covenant Defeasance.    The following shall be the conditions to application of either Section 14.2 hereof or Section 14.3 hereof to the then Outstanding Securities of any series:

(a)    The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.9 hereof who shall agree to comply with the provisions of this Article Fourteen applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (i) money in an amount, or (ii) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (iii) a combination thereof, sufficient, in the opinion of an internationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of and each installment of interest on the Securities on the Stated Maturity of such principal or installment of interest in accordance with the terms of this Indenture and of such Securities.

(b)    In the case of an election under Section 14.2 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable federal income tax law or the interpretation thereof, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the Outstanding Securities of any series will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred.

(c)    In the case of an election under Section 14.3 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the holders of the Outstanding Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred.

(d)    The Company shall have delivered to the Trustee an Officer’s Certificate to the effect that the Securities of any series, if then listed on any securities exchange, will not be delisted as a result of such deposit.

(e)    No Event of Default or event which with notice or lapse of time or both would become an Event of Default shall have occurred and be continuing on the date of such deposit or, insofar as subsection 6.1(i) hereof is concerned, at any time during the period ending on the 121st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

(f)    Such defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest as defined in Section 7.8 hereof and for purposes of the Trust Indenture Act with respect to any securities of the Company.

(g)    Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which it is bound.

(h)    The Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance under Section 14.2 hereof or the covenant defeasance under Section 14.3 hereof (as the case may be) have been complied with.

(i)    Such defeasance or covenant defeasance shall not result in the trust arising from such deposit constituting an investment company as defined in the Investment Company Act of 1940, as amended, or such trust shall be qualified under such act or exempt from regulation thereunder.

SECTION 14.5    Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.    Subject to the provisions of Section 11.4 hereof, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively, for purposes of this Section, the “Trustee”) pursuant to Section 14.4 hereof in respect of the Securities of any series shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the holders of such Securities, of all sums due and to become due thereon in respect of principal and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 14.4 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Securities of any series.

Anything in this Article Fourteen to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 14.4 hereof which, in the opinion of an internationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance.

SECTION 14.6    Reinstatement.    If the Trustee or the Paying Agent is unable to apply any money in accordance with Section 14.2 or 14.3 hereof by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Securities of the relevant series shall be revived and reinstated as though no deposit had occurred pursuant to this Article Fourteen until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 14.2 or 14.3 hereof; provided, however, that, if the Company makes any payment of principal of, or interest on any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the holders of such Securities to receive such payment from the money held by the Trustee or the Paying Agent.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

TELEFÓNICA DE ARGENTINA S. A., Company

By
Name: Title:

THE BANK OF NEW YORK, Trustee, Principal Paying Agent and Co-Registrar

By
Name: Title:

BANCO RÍO DE LA PLATA S.A., Registrar and Argentine Paying Agent

By
Name: Title:

THE BANK OF NEW YORK (LUXEMBOURG) S.A., Trustee, Principal Paying Agent and Co-Registrar

By
Name: Title:

EXHIBIT A

[INCLUDE FOR GLOBAL NOTES: UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE BUT NOT IN PART TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.]

TELEFÓNICA DE ARGENTINA S.A. (INCORPORATED IN BUENOS AIRES, REPUBLIC

OF ARGENTINA, WITH LIMITED LIABILITY (“SOCIEDAD ANÓNIMA”) UNDER THE

LAWS OF THE REPUBLIC OF

ARGENTINA ON APRIL 23, 1990, WITH A TERM OF DURATION EXPIRING ON

JULY 31, 2089, AND REGISTERED WITH THE PUBLIC REGISTRY OF COMMERCE ON

JULY 13, 1990 UNDER NUMBER 4535, BOOK 108 OF VOLUME “A” OF

CORPORATIONS, AND WITH DOMICILE AT AVENIDA INGENIERO HUERGO 723,

PLANTA BAJA, (1107 AOT) BUENOS AIRES, ARGENTINA)

CONVERSION NOTES DUE 2011

No.                                                                                                                        Up, to but not including, August 1, 2004: Ps.

Thereafter to Maturity: U.S.$

(Converted into U.S. Dollars as provided for below)

CUSIP No.

Telefónica de Argentina S.A., a sociedad anónima duly organized and existing under the laws of Argentina (the “Company”), for value received, hereby promises to pay to                 , or registered assigns, the principal sum of Ps.                 on August 1, 2011 (or on such earlier date as the principal sum may become repayable in accordance with the terms and conditions set forth in the Indenture), provided that after the conversion of the principal sum due hereunder into U.S. Dollars as described below the Company promises to pay the principal sum due hereunder in U.S. Dollars. The amount due in U.S. Dollars shall be noted on this Security by the Trustee on August 1, 2004 however failure by the Trustee to make such notation shall not affect the Company’s obligation to pay the principal sum due in U.S. Dollars.

The Company promises to pay interest on the principal amount due hereunder from                  or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable semiannually in arrears on February 1 and August 1 of each year, commencing February 1, 2004 at the rate of 10 3/8% per annum to, but not including, August 1, 2004 and thereafter at a rate of 8.85% per annum, until the principal hereof is paid or duly provided for, all subject to and in accordance with the terms and conditions of the Indenture. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on January 15 or July 15 (whether or not a Business Day) (each, a “Regular Record Date”), as the case may be, immediately preceding such Interest Payment Date.

Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and such defaulted interest, and (to the extent lawful) interest on such defaulted interest at the rate borne by the Securities, may be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than fifteen

(15) days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

Interest on this Security shall be computed on the basis of a 360-day year consisting of twelve (12) months of thirty (30) days and, in the case of an incomplete month, the number of days actually elapsed.

The principal of and interest on this Security shall be payable at the Corporate Trust Office of the Principal Paying Agent in The City of New York and at the office of Banco Río de la Plata S.A. in Buenos Aires, Argentina and, subject to any fiscal or other laws and regulations applicable thereto, at the specified offices of any other Paying Agents appointed by the Company for such purpose. Payments in respect of principal of this Security shall be made against surrender of this Security in the same manner as payment of interest set forth below. Payments in respect of interest on each Interest Payment Date with respect to this Security will be made by check in the relevant currency drawn on a bank in The City of New York or the City of Buenos Aires or, in the case of a registered holder of at least U.S.$1,000,000 principal amount of Securities (or during the period when this Security is denominated in Pesos, the Peso equivalent thereof), by wire transfer to a U.S. Dollar or Peso account maintained by the payee with a bank in the United States or in Argentina; provided that the registered holder so elects by giving written notice to such effect designating such account, which is received by the Trustee or a Paying Agent no later than the Regular Record Date immediately preceding such Interest Payment Date. Unless such designation is revoked, any such designation made by such Holder with respect to the Security shall remain in effect with respect to any future payments with respect to the Security payable to such Holder. The Company shall pay any administrative costs imposed by banks in connection with making payments by wire transfer.

Payment of principal and interest with respect to this Security shall be made to or upon the order of the Depositary in the manner provided for in the Indenture.

This Security will be initially denominated in Pesos until August 1, 2004. Thereafter, this Security will be converted into U.S. Dollars. The principal amount due under this Security shall be converted from Pesos into U.S. Dollars at the average reference spot exchange rate quoted by the Central Bank of Argentina for the last five available trading days ending on or prior to July 30, 2004.

The Currency Conversion Agent (as defined in the Indenture) shall make the exchange rate calculation in respect of this Security representing the Conversion Securities and will thereafter notify the Trustee of the aggregate principal amount due under this Security in U.S. Dollars. The Trustee shall make an annotation on this Security as to the principal amount due hereunder in U.S. Dollars as soon as practicable on August 1, 2004. The minimum denomination of this Security after conversion into U.S. Dollars shall be U.S.$1 and integral multiples thereof. Any fractional principal amount owed after conversion shall be disregarded and deemed cancelled.

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All payments of principal and interest hereunder due after August 1, 2004 shall be made exclusively in U.S. Dollars or in such coin or currency of the United States as at the time of payment shall be legal tender for the payment of public and private debts.

This Security has been issued pursuant to resolutions of an ordinary meeting of stockholders of the Company adopted on                 , 2003 and resolutions of the Board of Directors of the Company adopted at its meeting on                 , 2003.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

TELEFÓNICA DE ARGENTINA S.A.

By
Name: Title:

3

This is one of the Securities referred to in the within-mentioned Indenture.

Dated:

THE BANK OF NEW YORK, Trustee,

By
Name: Title:

4

Reverse of Security

This Security is a negotiable obligation under the Negotiable Obligations Law and is one of the duly authorized issue of securities of the Company of the series hereinafter specified, issued under an Indenture, dated as of            , 2003 (herein called the “Indenture”), among the Company and The Bank of New York, as Trustee, Co-Registrar and Principal Paying Agent, Banco Río de la Plata S.A., as Registrar and Paying Agent, and The Bank of New York (Luxembourg) S.A., a corporation duly organized under the laws of Luxembourg, as Luxembourg Paying Agent and Luxembourg Transfer Agent to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. All terms used in this Security and not otherwise defined herein which are defined in the Indenture shall have the meanings assigned to them in the Indenture. This Security is one of the series of securities of the Company issued pursuant to the Indenture and designated as the Conversion Notes due 2011 (hereinafter called the “Securities”), limited in aggregate principal amount to Ps.         (or its equivalent in U.S. Dollars on August 1, 2004). Any defined terms used but not otherwise defined herein shall have the meanings set forth in the Indenture.

The Securities constitute the direct, unsecured and unconditional obligations of the Company and will rank pari passu without any preference among themselves. The payment obligations of the Company under the Securities will, other than in the case of certain obligations granted preferential treatment pursuant to Argentine law, at all times rank at least equally in priority of payment with all other present and future unsecured and unsubordinated obligations of the Company from time to time outstanding.

The Securities shall be issued only in registered form without coupons and initially in denominations of Ps.1 or an integral multiple of Ps.1, subject to the currency conversion provisions set forth on the face of this Security. No service charge will be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Any money deposited with the Trustee or any Paying Agent in trust for the payment of the principal of, or interest or Additional Amounts, if any, on any Security and remaining unclaimed for two years after such principal or interest or Additional Amounts, if any, has become due and payable shall be paid to the Company on Company Request; and the holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, (i) in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, and (ii) in the Official Gazette of Argentina and in a newspaper published in the Spanish language and of general circulation in Argentina, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

If the due date for payment of any principal or interest in respect of any Security is not a Business Day at the place in which it is presented for payment, the Holder thereof will not be entitled to payment of the amount due until the next succeeding Business Day at such place and will not be entitled to any further interest or other payment in respect of any such delay.

After August 1, 2004, in the event of any foreign exchange restriction or prohibition in Argentina, any and all payments in respect of the Securities shall be made, to the extent permitted by such restriction or prohibition, in U.S. Dollars through (i) the sale of Bonex (External Bonds of Argentina) of any series or of any other public or private bond issued in U.S. Dollars in Argentina or (ii) any other legal mechanism for the acquisition of U.S. Dollars in any exchange market. All costs, including any taxes, relative to such operations to obtain U.S. Dollars shall be borne by the Company.

The Company or any of its Subsidiaries may, to the extent permitted by applicable law, at any time or from time to time purchase Securities in the open market, or by an exchange, or by tender or by private agreement at any price. All Securities so purchased may be held by or for the account of the Company and may be cancelled by the Company.

If at any time after the date of the Indenture as a result of any change in, or amendment to, the laws or regulations of Argentina or of any political subdivision thereof or of any authority therein or thereof having power to tax or as a result of any change in the application or official interpretation of such laws or regulations (including any assertion by any Argentine tax authority that debt securities issued pursuant to exchanges are not entitled to the benefits of the withholding tax exemption set forth in the Negotiable Obligations Law), which change or amendment becomes effective after the date of the Indenture, the Company has become or will be obligated to pay any Additional Amounts and such obligation cannot be avoided by the Company taking reasonable measures available to it, then the Securities will be redeemable as a whole (but not in part), at the option of the Company, at any time upon not less than thirty (30) nor more than sixty (60) days’ notice given to the Trustee and not less than fifteen (15) nor more than sixty (60) days’ notice given to the Holders at 100% of their principal amount together with accrued and unpaid interest thereon to the Redemption Date. The Company shall also pay to the Holders on the Redemption Date any Additional Amounts which are then payable. In order to effect a redemption of the Securities under this paragraph, the Company shall deliver to the Trustee at least forty-five (45) days prior to the Redemption Date (i) an Officers’ Certificate stating that the obligation to pay such Additional Amounts cannot be avoided by the Company taking reasonable measures available to it and (ii) an opinion of independent legal counsel of recognized standing to the effect that the Company has or will become obligated to pay such Additional Amounts as a result of such change or amendment. No notice of redemption may be given earlier than sixty (60) days prior to the earliest date on which the Company would be obligated to pay such Additional Amounts were a payment in respect of the Securities then due.

If (i) the Company becomes responsible for the payment of the Argentine personal assets tax established by Law No. 23,966 (the “Personal Assets Tax Law”), as amended and implemented (the “Personal Assets Tax”), in respect of the Securities and (ii) such obligation cannot be avoided by the Company taking reasonable measures available to it, then such

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Securities as to which the Company has become responsible for the payment of the Personal Assets Tax will be redeemable as a whole (but not in part), at the option of the Company, at any time upon not less than 30 nor more than 60 days’ notice given to the Holders thereof as provided in the Indenture at 100% of their principal amount together with accrued and unpaid interest thereon to the Redemption Date and any Additional Amounts then payable with respect thereto. In order to effect a redemption of Securities under this provision, the Company is required to deliver to the Trustee immediately prior to the filing of the redemption notice (i) a certificate signed by an Authorized Officer stating that the obligation to pay such Personal Assets Tax with respect to such Securities cannot be avoided by the Company taking reasonable measures available to it and (ii) an opinion of independent legal advisors of recognized standing to the effect that the Company has or will become obligated to pay such Personal Assets Tax; provided, however, that (i) no notice of redemption may be given earlier than 60 days prior to the earliest date on which the Company would be obligated to pay such Personal Assets Tax and (ii) at the time such notice of redemption with respect to any Securities is given, such obligation to pay such Personal Assets Tax with respect to such Securities remains in effect. Such notice, once delivered by the Company to the Trustee, will be irrevocable.

In order to comply with the certification requirements of the Personal Assets Tax Law, the Company may from time to time request each Holder of Securities to provide the Company with the documents required by Argentine laws and regulations to prove to the relevant Argentine authorities as to whether it is an offshore foreign entity and whether it is an exempt foreign entity, all as prescribed by applicable Argentine law and regulations, and therefore subject to the Personal Assets Tax.

All payments in respect of this Security, including, without limitation, payments of principal and interest, shall be made by the Company without withholding or deduction for or on account of any present or future taxes, duties, assessments, or other governmental charges of whatsoever nature in effect on the date of the Indenture or imposed or levied in the future by or on behalf of Argentina or any political subdivision or authority thereof or therein having power to tax, unless the Company is compelled by law to deduct or withhold such taxes, duties, assessments, or governmental charges. In such event, the Company shall make such withholding, make payment of the amount so withheld to the appropriate governmental authority and forthwith pay such additional amounts (“Additional Amounts”) as may be necessary to ensure that the net amounts receivable by the Holders of Securities after such withholding or deduction shall equal the respective amounts of principal and interest which would have been receivable in respect of the Securities in the absence of such withholding or deduction. No such Additional Amounts shall be payable: (i) with respect to any withholding or deduction on any Security to, or to a third party on behalf of, a Holder who is liable for any such taxes, duties, assessments or governmental charges by reason of (a) such Holder having some connection with Argentina other than the mere holding of such Security or the receipt of principal and interest in respect thereof, or (b) the presentation by a Holder for payment on a date more than 30 days after the Relevant Date (as defined below) except to the extent that the holder of such Security would have been entitled to such Additional Amounts on presenting such Security for payment on the last day of such period of 30 days; (ii) with respect to any estate, inheritance, gift, sales, transfer, personal property tax or any similar tax, assessment, or other governmental charge; or (iii) with respect to any tax, assessment, or other governmental charge which is payable otherwise than by deduction or withholding from payments of principal or interest on such Security.

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Furthermore, no Additional Amounts will be paid with respect to any payment of principal of or interest on the Securities to any Holder who is a fiduciary or partnership or person other than the sole beneficial owner of such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner of such payment would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the Holder of such Securities. “Relevant Date” means whichever is the later of (a) the date on which such payment first becomes due and (b) if the full amount payable has not been received in The City of New York by the Principal Paying Agent on or prior to such due date, the date on which, the full amount having been so received, notice to that effect shall have been given to the Holders. Any reference herein or in the Indenture to principal and/or interest shall be deemed also to refer to any Additional Amounts which may be payable under the undertakings described in this paragraph, and express reference to the payment of Additional Amounts (if applicable) in any provisions hereof or in the Indenture shall not be construed as excluding Additional Amounts in those provisions hereof or in the Indenture where such express reference is not made.

Nothing shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest and Additional Amounts, if any, on this Security.

In addition, the Company shall pay any stamp, issue, registration, documentary or other similar taxes and duties, including interest and penalties, payable in Argentina, or the United States or any political subdivision thereof or taxing authority of or in the foregoing in respect of the creation, issue and offering of the Securities.

If an Event of Default with respect to the Securities shall occur and be continuing, the principal of all of the Securities may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture contains provisions for defeasance at any time of (i) the entire indebtedness of this Security or (ii) certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth therein.

The Company or any of its subsidiaries may at any time or from time to time purchase Securities in the open market, or by tender or by private agreement at any price. All Securities so purchased may be held for account of the Company or may be resold or cancelled by the Company.

The Trustee or the Company shall, upon the request of the Holders of at least five (5) percent in aggregate principal amount of the Securities at the time Outstanding, or the Company or the Trustee at its discretion, may, call a meeting of the Holders at any time and from time to time, to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided herein to be made, given or taken by the Holders. With respect to all matters not contemplated in the Indenture, meetings of Holders will be held in Buenos Aires in accordance with the Negotiable Obligations Law; provided, however, that the Company or the Trustee may determine to hold any such meetings simultaneously in Buenos Aires and in The City of New York by any means of telecommunication which permits the participants to

4

hear and to speak to each other. In any such case, meetings shall be held at such time and at such place as the Company or the Trustee shall determine in such cities. If a meeting is being held pursuant to a request of Holders, the agenda for the meeting shall be as determined in the request and such meeting shall be convened within forty (40) days from the date such request is received by the Trustee or the Company, as the case may be. Notice of any meeting of Holders (which shall include the date, place and time of the meeting, the agenda therefor and the requirements to attend) shall be given not less than ten (10) days nor more than thirty (30) days prior to the date fixed for the meeting in the Official Gazette of Argentina and in accordance with Section 12.4 of the Indenture and any publication of such notice shall be for five consecutive Business Days in each place of publication.

Any Holder may attend the meeting in person or by proxy. Directors, officers, managers, members of the Supervisory Committee and employees of the Company may not be appointed as proxies. Holders of Securities who intend to attend a meeting of Holders must notify the Registrar of their intention to do so at least three (3) days prior to the date of such meeting.

Decisions shall be made by the affirmative vote of the Holders of the majority in aggregate principal amount of the Securities at the time Outstanding present or represented at a meeting of such holders at which a quorum is present; provided, however, that the affirmative vote of the Holders of the applicable percentage in aggregate principal amount of the Securities at the time Outstanding specified under Article Six of the Indenture shall be required to take the actions specified thereunder; provided further, however, that the unanimous affirmative vote of the Holders of the Securities shall be required to adopt a valid decision on: (i) changing the Stated Maturity of the principal of or any installment of interest on any Security; (ii) reducing the principal amount thereof or the rate of interest thereon or any Additional Amounts thereon; (iii) changing any obligation of the Company to pay Additional Amounts in respect of any Security; (iv) changing the place of payment where, or the coin or currency in which, the principal of or interest or Additional Amounts (if any) on, any Security, is payable; (v) impairing the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date); (vi) reducing the percentage in principal amount of the Outstanding Securities necessary to modify or amend the Securities or consent to any waiver under the Securities or the Indenture, as applicable to the Securities, or reduce the requirements for voting or quorum described above; or (vii) modifying the foregoing requirements or reducing the number of Holders necessary to waive a past default or Event of Default. Except as provided above, any modifications, amendments or waivers to the terms and conditions of the Securities will be conclusive and binding on all Holders, whether or not they were present at any meeting, and whether or not notation of such modifications, amendments or waivers is made upon the Securities, if duly passed at a meeting convened and held in accordance with the provisions of the Negotiable Obligations Law.

Meetings of the Holders shall be either “first call” meetings (“primera convocatoria”) or “second call” meetings (“segunda convocatoria”). All meetings of the Holders shall be deemed to be a first call meeting; provided, however, that any reconvened meeting adjourned for lack of a requisite quorum shall be deemed a second call meeting. The quorum applicable at a meeting of the Holders shall (A) in the case of first call meetings, be Persons holding or representing at least 60% in aggregate principal amount of the Securities at

5

the time Outstanding and (B) in the case of second call meetings, be Persons holding or representing at least 30% in aggregate principal amount of the Securities at the time Outstanding.

The Negotiable Obligations Law governs the requirements for the Securities to qualify as Obligaciones Negociables thereunder while such law, together with the Argentine Business Companies Law No. 19,550, as amended, and other applicable Argentine laws, govern the capacity and corporate authority of the Company to execute and deliver the Securities and the authorization of the public offering of the Securities by the CNV. All other matters in respect of the Securities and the Indenture, including but not limited to the statute of limitations applicable thereto, are governed by and shall be construed in accordance with the laws of the State of New York, United States of America.

On or prior to August 1, 2004, Argentine pesos shall be the sole currency of account and payment for all sums payable by the Company under or in connection with this Security, including damages. After August 1, 2004, U.S. Dollars is the sole currency of account and payment for all sums payable by the Company under or in connection with this Security, including damages. Any amount received or recovered in a currency other than U.S. Dollars (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding up or dissolution of the Company or otherwise) by any Holder of this Security in respect of any sum expressed to be due to it from the Company shall only constitute a discharge of the Company to the extent of the U.S. Dollar amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that U.S. Dollar amount is less than the U.S. Dollar amount expressed to be due to the recipient under this Security, the Company shall indemnify such recipient against any loss sustained by it as a result. In any event, the Company shall indemnify the recipient against the cost of making any such purchase.

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EXHIBIT B

[INCLUDE FOR GLOBAL NOTES: UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE BUT NOT IN PART TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.]

TELEFÓNICA DE ARGENTINA S.A. (INCORPORATED IN BUENOS AIRES, REPUBLIC

OF ARGENTINA, WITH LIMITED LIABILITY (“SOCIEDAD ANÓNIMA”) UNDER THE

LAWS OF THE REPUBLIC OF

ARGENTINA ON APRIL 23, 1990, WITH A TERM OF DURATION EXPIRING ON

JULY 31, 2089, AND REGISTERED WITH THE PUBLIC REGISTRY OF COMMERCE ON

JULY 13, 1990 UNDER NUMBER 4535, BOOK 108 OF VOLUME “A” OF

CORPORATIONS, AND WITH DOMICILE AT AVENIDA INGENIERO HUERGO 723,

PLANTA BAJA, (1107 AOT) BUENOS AIRES, ARGENTINA)

U.S.$

        % NOTES DUE

No.                                                                                                                                                        $

CUSIP No.

Telefónica de Argentina S.A., a sociedad anónima duly organized and existing under the laws of Argentina, for value received, hereby promises to pay to            , or registered assigns, the principal sum of        U.S. Dollars on        (or on such earlier date as the principal sum may become repayable in accordance with the terms and conditions set forth in the Indenture), and to pay interest thereon from        or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable semiannually in arrears on        and        of each year, commencing        at the rate of        % per annum, until the principal hereof is paid or duly provided for, all subject to and in accordance with the terms and conditions of the Indenture. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on        or        (whether or not a Business Day) (each, a “Regular Record Date”), as the case may be, immediately preceding such Interest Payment Date.

Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and such defaulted interest, and (to the extent lawful) interest on such defaulted interest at the rate borne by the Securities, may be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than fifteen (15) days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

The principal of and interest on this Security shall be payable at the Corporate Trust Office of the Principal Paying Agent in The City of New York and at the office of Banco Río de la Plata S.A. in Buenos Aires, Argentina [and, for so long as any series of Securities is listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require, at the offices of the Luxembourg Paying Agent in Luxembourg] and, subject to any fiscal or other laws and regulations applicable thereto, at the specified offices of any other Paying Agents appointed by the Company for such purpose. Payments in respect of principal of this Security shall be made against surrender of this Security in the same manner as payment of interest set forth below. Payments in respect of interest on each Interest Payment Date with respect to this Security will be made by U.S. Dollar check drawn on a bank in The City of New York or, in the case of a registered holder of at least U.S.$1,000,000 principal amount of Securities, by wire transfer to a U.S. Dollar account maintained by the payee with a bank in the United States or in Argentina; provided that the registered holder so elects by giving written notice to such effect designating such account, which is received by the Trustee and Paying Agent no later than the Regular Record Date immediately preceding such Interest Payment Date. Unless such designation is revoked, any such designation made by such Holder with respect to the Security shall remain in effect with respect to any future payments with respect to the Security payable to such Holder. The Company shall pay any administrative costs imposed by banks in connection with making payments by wire transfer.

Interest on this Security shall be computed on the basis of a 360-day year consisting of twelve (12) months of thirty (30) days and, in the case of an incomplete month, the number of days actually elapsed.

All payments of principal and interest hereunder shall be made exclusively in U.S. Dollars or in such coin or currency of the United States as at the time of payment shall be legal tender for the payment of public and private debts.

This Security has been issued pursuant to resolutions of an ordinary meeting of stockholders of the Company adopted on            , 2003 and resolutions of the Board of Directors of the Company adopted at its meeting on            , 2003.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

TELEFÓNICA DE ARGENTINA S.A.

By:
Director

By:
Member of Supervisory Committee

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This is one of the Securities referred to in the within-mentioned Indenture.

Dated:

THE BANK OF NEW YORK, Trustee,

By:
Name: Title:

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Reverse of Security

This Security is a negotiable obligation under the Negotiable Obligations Law and is one of the duly authorized issue of securities of the Company of the series hereinafter specified, issued under an Indenture, dated as of             , 2003 (herein called the “Indenture”), among the Company and The Bank of New York, as Trustee, Co-Registrar and Principal Paying Agent, Banco Río de la Plata S.A., as Registrar and Paying Agent, and The Bank of New York (Luxembourg) S.A., a corporation duly organized under the laws of Luxembourg, as Luxembourg Paying Agent and Luxembourg Transfer Agent, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. All terms used in this Security and not otherwise defined herein which are defined in the Indenture shall have the meanings assigned to them in the Indenture. This Security is one of the series of securities of the Company issued pursuant to the Indenture and designated as the        % Notes due                 (hereinafter called the “Securities”), limited in aggregate principal amount to U.S.$                . Any defined terms used but not otherwise defined herein shall have the meanings set forth in the Indenture.

The Securities constitute the direct, unsecured and unconditional obligations of the Company and will rank pari passu without any preference among themselves. The payment obligations of the Company under the Securities will, other than in the case of certain obligations granted preferential treatment pursuant to Argentine law, at all times rank at least equally in priority of payment with all other present and future unsecured and unsubordinated obligations of the Company from time to time outstanding.

The Securities shall be issued only in registered form without coupons and in denominations of U.S.$1,000 or an integral multiple of U.S.$1,000 above such amount. No service charge will be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Any money deposited with the Trustee or any Paying Agent in trust for the payment of the principal of, or interest or Additional Amounts, if any, on any Security and remaining unclaimed for two years after such principal or interest or Additional Amounts, if any, has become due and payable shall be paid to the Company on Company Request; and the holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, (i) in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, and (ii) in the Official Gazette of Argentina and in a newspaper published in the Spanish language and of general circulation in Argentina, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

If the due date for payment of any principal or interest in respect of any Security is not a Business Day at the place in which it is presented for payment, the Holder thereof will not be entitled to payment of the amount due until the next succeeding Business Day at such place and will not be entitled to any further interest or other payment in respect of any such delay.

In the event of any foreign exchange restriction or prohibition in Argentina, any and all payments in respect of the Securities shall be made, to the extent permitted by such restriction or prohibition, in U.S. Dollars through (i) the sale of Bonex (External Bonds of Argentina) of any series or of any other public or private bond issued in U.S. Dollars in Argentina or (ii) any other legal mechanism for the acquisition of U.S. Dollars in any exchange market. All costs, including any taxes, relative to such operations to obtain U.S. Dollars shall be borne by the Company.

The Company or any of its Subsidiaries may, to the extent permitted by applicable law, at any time or from time to time purchase Securities in the open market, or by an exchange, or by tender or by private agreement at any price. All Securities so purchased may be held by or for the account of the Company and may be cancelled by the Company.

If at any time after the date of the Indenture as a result of any change in, or amendment to, the laws or regulations of Argentina or of any political subdivision thereof or of any authority therein or thereof having power to tax or as a result of any change in the application or official interpretation of such laws or regulations (including any assertion by any Argentine tax authority that debt securities issued pursuant to exchanges are not entitled to the benefits of the withholding tax exemption set forth in the Negotiable Obligations Law), which change or amendment becomes effective after the date of the Indenture, the Company has become or will be obligated to pay any Additional Amounts and such obligation cannot be avoided by the Company taking reasonable measures available to it, then the Securities will be redeemable as a whole (but not in part), at the option of the Company, at any time upon not less than thirty (30) nor more than sixty (60) days’ notice given to the Trustee and not less than fifteen (15) nor more than sixty (60) days’ notice given to the Holders at 100% of their principal amount together with accrued and unpaid interest thereon to the Redemption Date. The Company shall also pay to the Holders on the Redemption Date any Additional Amounts which are then payable. In order to effect a redemption of the Securities under this paragraph, the Company shall deliver to the Trustee at least forty-five (45) days prior to the Redemption Date (i) an Officers’ Certificate stating that the obligation to pay such Additional Amounts cannot be avoided by the Company taking reasonable measures available to it and (ii) an opinion of independent legal counsel of recognized standing to the effect that the Company has or will become obligated to pay such Additional Amounts as a result of such change or amendment. No notice of redemption may be given earlier than sixty (60) days prior to the earliest date on which the Company would be obligated to pay such Additional Amounts were a payment in respect of the Securities then due.

If (i) the Company becomes responsible for the payment of the Argentine personal assets tax established by Law No. 23,966 (the “Personal Assets Tax Law”), as amended and implemented (the “Personal Assets Tax”), in respect of the Securities and (ii) such obligation cannot be avoided by the Company taking reasonable measures available to it, then such

2

Securities as to which the Company has become responsible for the payment of the Personal Assets Tax will be redeemable as a whole (but not in part), at the option of the Company, at any time upon not less than 30 nor more than 60 days’ notice given to the Holders thereof as provided in the Indenture at 100% of their principal amount together with accrued and unpaid interest thereon to the Redemption Date and any Additional Amounts then payable with respect thereto. In order to effect a redemption of Securities under this provision, the Company is required to deliver to the Trustee immediately prior to the filing of the redemption notice (i) a certificate signed by an Authorized Officer stating that the obligation to pay such Personal Assets Tax with respect to such Securities cannot be avoided by the Company taking reasonable measures available to it and (ii) an opinion of independent legal advisors of recognized standing to the effect that the Company has or will become obligated to pay such Personal Assets Tax; provided, however, that (i) no notice of redemption may be given earlier than 60 days prior to the earliest date on which the Company would be obligated to pay such Personal Assets Tax and (ii) at the time such notice of redemption with respect to any Securities is given, such obligation to pay such Personal Assets Tax with respect to such Securities remains in effect. Such notice, once delivered by the Company to the Trustee, will be irrevocable.

In order to comply with the certification requirements of the Personal Assets Tax Law, the Company may from time to time request each Holder of Securities to provide the Company with the documents required by Argentine laws and regulations to prove to the relevant Argentine authorities as to whether it is an offshore foreign entity and whether it is an exempt foreign entity, all as prescribed by applicable Argentine law and regulations, and therefore subject to the Personal Assets Tax.

All payments in respect of this Security, including, without limitation, payments of principal and interest, shall be made by the Company without withholding or deduction for or on account of any present or future taxes, duties, assessments, or other governmental charges of whatsoever nature in effect on the date of the Indenture or imposed or levied in the future by or on behalf of Argentina or any political subdivision or authority thereof or therein having power to tax, unless the Company is compelled by law to deduct or withhold such taxes, duties, assessments, or governmental charges. In such event, the Company shall make such withholding, make payment of the amount so withheld to the appropriate governmental authority and forthwith pay such additional amounts (“Additional Amounts”) as may be necessary to ensure that the net amounts receivable by the Holders of Securities after such withholding or deduction shall equal the respective amounts of principal and interest which would have been receivable in respect of the Securities in the absence of such withholding or deduction. No such Additional Amounts shall be payable: (i) with respect to any withholding or deduction on any Security to, or to a third party on behalf of, a Holder who is liable for any such taxes, duties, assessments or governmental charges by reason of (a) such Holder having some connection with Argentina other than the mere holding of such Security or the receipt of principal and interest in respect thereof, or (b) the presentation by a Holder for payment on a date more than 30 days after the Relevant Date (as defined below) except to the extent that the holder of such Security would have been entitled to such Additional Amounts on presenting such Security for payment on the last day of such period of 30 days; (ii) with respect to any estate, inheritance, gift, sales, transfer, personal property tax or any similar tax, assessment, or other governmental charge; or (iii) with respect to any tax, assessment, or other governmental charge which is payable otherwise than by deduction or withholding from payments of principal or interest on such Security.

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Furthermore, no Additional Amounts will be paid with respect to any payment of principal of or interest on the Securities to any Holder who is a fiduciary or partnership or person other than the sole beneficial owner of such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner of such payment would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the Holder of such Securities. “Relevant Date” means whichever is the later of (a) the date on which such payment first becomes due and (b) if the full amount payable has not been received in The City of New York by the Principal Paying Agent on or prior to such due date, the date on which, the full amount having been so received, notice to that effect shall have been given to the Holders. Any reference herein or in the Indenture to principal and/or interest shall be deemed also to refer to any Additional Amounts which may be payable under the undertakings described in this paragraph, and express reference to the payment of Additional Amounts (if applicable) in any provisions hereof or in the Indenture shall not be construed as excluding Additional Amounts in those provisions hereof or in the Indenture where such express reference is not made.

Nothing shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest and Additional Amounts, if any, on this Security.

In addition, the Company shall pay any stamp, issue, registration, documentary or other similar taxes and duties, including interest and penalties, payable in Argentina, or the United States or any political subdivision thereof or taxing authority of or in the foregoing in respect of the creation, issue and offering of the Securities.

If an Event of Default with respect to the Securities shall occur and be continuing, the principal of all of the Securities may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture contains provisions for defeasance at any time of (i) the entire indebtedness of this Security or (ii) certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth therein.

The Company or any of its subsidiaries may at any time or from time to time purchase Securities in the open market, or by tender or by private agreement at any price. All Securities so purchased may be held for account of the Company or may be resold or cancelled by the Company.

The Trustee or the Company shall, upon the request of the Holders of at least five (5) percent in aggregate principal amount of the Securities at the time Outstanding, or the Company or the Trustee at its discretion, may, call a meeting of the Holders at any time and from time to time, to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided herein to be made, given or taken by the Holders. With respect to all matters not contemplated in the Indenture, meetings of Holders will be held in Buenos Aires in accordance with the Negotiable Obligations Law; provided, however, that the Company or the Trustee may determine to hold any such meetings simultaneously in Buenos Aires and in The City of New York by any means of telecommunication which permits the participants to

4

hear and to speak to each other. In any such case, meetings shall be held at such time and at such place as the Company or the Trustee shall determine in such cities. If a meeting is being held pursuant to a request of Holders, the agenda for the meeting shall be as determined in the request and such meeting shall be convened within forty (40) days from the date such request is received by the Trustee or the Company, as the case may be. Notice of any meeting of Holders (which shall include the date, place and time of the meeting, the agenda therefor and the requirements to attend) shall be given not less than ten (10) days nor more than thirty (30) days prior to the date fixed for the meeting in the Official Gazette of Argentina and in accordance with Section 12.4 of the Indenture and any publication of such notice shall be for five consecutive Business Days in each place of publication.

Any Holder may attend the meeting in person or by proxy. Directors, officers, managers, members of the Supervisory Committee and employees of the Company may not be appointed as proxies. Holders of Securities who intend to attend a meeting of Holders must notify the Registrar of their intention to do so at least three (3) days prior to the date of such meeting.

Decisions shall be made by the affirmative vote of the Holders of the majority in aggregate principal amount of the Securities at the time Outstanding present or represented at a meeting of such holders at which a quorum is present; provided, however, that the affirmative vote of the Holders of the applicable percentage in aggregate principal amount of the Securities at the time Outstanding specified under Article Six of the Indenture shall be required to take the actions specified thereunder; provided further, however, that the unanimous affirmative vote of the Holders of the Securities shall be required to adopt a valid decision on: (i) changing the Stated Maturity of the principal of or any installment of interest on any Security; (ii) reducing the principal amount thereof or the rate of interest thereon or any Additional Amounts thereon; (iii) changing any obligation of the Company to pay Additional Amounts in respect of any Security; (iv) changing the place of payment where, or the coin or currency in which, the principal of or interest or Additional Amounts (if any) on, any Security, is payable; (v) impairing the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date); (vi) reducing the percentage in principal amount of the Outstanding Securities necessary to modify or amend the Securities or consent to any waiver under the Securities or the Indenture, as applicable to the Securities, or reduce the requirements for voting or quorum described above; or (vii) modifying the foregoing requirements or reducing the number of Holders necessary to waive a past default or Event of Default. Except as provided above, any modifications, amendments or waivers to the terms and conditions of the Securities will be conclusive and binding on all Holders, whether or not they were present at any meeting, and whether or not notation of such modifications, amendments or waivers is made upon the Securities, if duly passed at a meeting convened and held in accordance with the provisions of the Negotiable Obligations Law.

(d)    Meetings of the Holders shall be either “first call” meetings (“primera convocatoria”) or “second call” meetings (“segunda convocatoria”). All meetings of the Holders shall be deemed to be a first call meeting; provided, however, that any reconvened meeting adjourned for lack of a requisite quorum shall be deemed a second call meeting. The quorum applicable at a meeting of the Holders shall (A) in the case of first call meetings, be Persons holding or representing at least 60% in aggregate principal amount of the Securities at

5

the time Outstanding and (B) in the case of second call meetings, be Persons holding or representing at least 30% in aggregate principal amount of the Securities at the time Outstanding.

The Negotiable Obligations Law governs the requirements for the Securities to qualify as Obligaciones Negociables thereunder while such law, together with the Argentine Business Companies Law No. 19,550, as amended, and other applicable Argentine laws, govern the capacity and corporate authority of the Company to execute and deliver the Securities and the authorization of the public offering of the Securities by the CNV. All other matters in respect of the Securities and the Indenture, including but not limited to the statute of limitations applicable thereto, are governed by and shall be construed in accordance with the laws of the State of New York, United States of America.

After August 1, 2004, U.S. Dollars is the sole currency of account and payment for all sums payable by the Company under or in connection with this Security, including damages. Any amount received or recovered in a currency other than U.S. Dollars (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding up or dissolution of the Company or otherwise) by any Holder of this Security in respect of any sum expressed to be due to it from the Company shall only constitute a discharge of the Company to the extent of the U.S. Dollar amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that U.S. Dollar amount is less than the U.S. Dollar amount expressed to be due to the recipient under this Security, the Company shall indemnify such recipient against any loss sustained by it as a result. In any event, the Company shall indemnify the recipient against the cost of making any such purchase.

6